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                                                                    Exhibit 10.8




                              GENERATION FACILITY

                     TRANSMISSION INTERCONNECTION AGREEMENT


                                     BETWEEN


                           METROPOLITAN EDISON COMPANY

                                d/b/a GPU Energy


                                       AND


                              AES IRONWOOD, L.L.C.


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                                TABLE OF CONTENTS



                                                                          Page
                                                                          ----

ARTICLE  1:  DEFINITIONS...................................................2

ARTICLE  2:  EFFECTIVE DATE AND TERM.......................................8

ARTICLE  3:  RESPONSIBILITIES OF THE COMPANY...............................9

ARTICLE  4:  RESPONSIBILITIES OF THE POWER PRODUCER.......................11

ARTICLE  5:  MODIFICATIONS TO FACILITIES, INTERCONNECTIONS................14

ARTICLE  6:  OPERATION....................................................17

ARTICLE  7:  MAINTENANCE NOTIFICATION AND COORDINATION....................18

ARTICLE  8:  REVENUE METERING.............................................20

ARTICLE  9:  LAND RIGHTS AND ACCESS.......................................23

ARTICLE 10:  INSURANCE....................................................23

ARTICLE 11:  PERFORMANCE..................................................26

ARTICLE 12:  LIABILITY AND DEDICATION.....................................27

ARTICLE 13:  INDEMNIFICATION..............................................28

ARTICLE 14:  REPRESENTATIONS, WARRANTIES AND COVENANTS....................31

ARTICLE 15:  EVENTS OF DEFAULT............................................33

ARTICLE 16:  ASSIGNMENT...................................................36

ARTICLE 17:  NOTICES......................................................38

ARTICLE 18:  AMENDMENT AND MODIFICATION...................................38

ARTICLE 19:  DISPUTES.....................................................39

ARTICLE 20:  MISCELLANEOUS................................................40

APPENDIX A - Description of Facility
APPENDIX B - Interconnection Facilities
APPENDIX C - Transmission Operation Interconnection Requirements
APPENDIX D - System Protection and Control Interconnection Requirements APPENDIX E - Interconnection Installation Agreement

                              GENERATION FACILITY

                     TRANSMISSION INTERCONNECTION AGREEMENT


         THIS AGREEMENT, made and entered into this 23rd day of March, 1999, by and between Metropolitan Edison Company d/b/a GPU Energy ("Company"), a corporation and a public utility organized and existing under the laws of the Commonwealth of Pennsylvania, and AES Ironwood, L.L.C., an entity organized and existing under the laws of the State of Delaware ("Power Producer"), both Company and Power Producer hereinafter sometimes referred to collectively as the "Parties", or individually as a "Party". The Parties acknowledge that GPU Service, Inc., may act as agent for the Company concerning the administration of this Agreement.

                                    RECITALS

         WHEREAS, the Company is a public utility engaged in the production, transmission, distribution and sale of electric energy; and

         WHEREAS, the Company is a member of the PJM Interconnection, L.L.C. ("PJM") operated under the PJM Agreement; and

         WHEREAS, the Company is a member of the Mid-Atlantic Area Council ("MAAC"), a reliability council under Section 202 of the Federal Power Act established pursuant to the Mid-Atlantic Coordination Agreement, dated December 26, 1967, and as amended and restated as of August 1, 1994 by the MAAC Executive Board, and as may be further amended from time to time thereafter; and

         WHEREAS, the Power Producer is an entity engaged or intending to be engaged in the production and sale of electric energy and/or capacity from an electric power generation


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facility to be located in the Commonwealth of Pennsylvania, and more fully described in Appendix A; and

         WHEREAS, in order for the Power Producer to sell electric energy and capacity generated from the Facility, it must be interconnected with the Transmission System; and

         WHEREAS, the Parties are willing to enter into this agreement under which the Facility will be interconnected with the Transmission System, subject to terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual representations, covenants, promises, and agreements hereinafter set forth, the Parties hereto, intending to be legally bound, hereby covenant, promise and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 Any capitalized or abbreviated term not elsewhere defined in this Agreement shall have the definition set forth below:

         (a) Affiliate - With respect to a corporation, partnership or other entity, each such other corporation, partnership or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership or other entity.

         (b) Agreement - This Generation Facility Transmission Interconnection Agreement including all appendices attached hereto, and all amendments and supplements.

         (c) Capacity - The maximum generating capability of the Facility, measured in


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megawatts at a defined ambient air temperature, as set forth in Appendix A.

         (d) Company Interconnection Facilities All structures, facilities, equipment, devices and apparatus owned or leased by, or under contract to, the Company or its Affiliates, as identified in Appendix B, which facilities are necessary, together with the Power Producer Interconnection Facilities, to allow the interconnection of the Facility to the Transmission System.

         (e) Emergency - A condition or situation which the PJM OI, the Company or the Power Producer deem imminently likely to (i) endanger life or property;
(ii) adversely affect or impair the Transmission System, or imminently will affect or impair, the Company's electrical system or the electrical or transmission systems of others to which the Company's electrical system is directly or indirectly connected; or (iii) adversely affect or impair the Facility. Such a condition or situation includes, but is not limited to, overloading or potential overloading of or excessive voltage drop on the Company's or regional transmission and/or distribution circuits, unusual operating conditions on either the Company's, regional or the Power Producer's electrical system or conditions such that the output of the Power Producer's Facility must be adjusted to avoid jeopardizing the Facility, the Company's electrical system or the electrical systems of others to which the Company's electrical system is directly or indirectly connected.

         (f) Facility - The real and personal property owned by the Power Producer at the electric power generating facility including, but not limited to, the following assets: (a) the real property (including all buildings, structures and other improvements thereon); (b) the turbines machinery, equipment, vehicles, furniture, and other personal property located on the Power Producer's property, and shall include any additions, modifications or replacements thereto, as further defined in Appendix A.


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         (g) FERC - The Federal Energy Regulatory Commission or any successor agency thereto.

         (h) Force Majeure Shall mean an event or occurrence or circumstance beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure, including, but not limited to, acts of God, labor dispute (including strike), acts of public enemy, war, civil disturbance, riot, fire, storm, flood, explosion, earthquake, lightning, epidemic, sabotage, breakage or accident to machinery or equipment, electric system disturbance, change in law or applicable regulation subsequent to the date hereof and action or inaction by any federal, state or local legislative, executive, administrative, military, or judicial agency or body which, in any of the foregoing cases, by exercise of due foresight such Party could not reasonably have been expected to avoid, and which, by the exercise of due diligence, is unable to overcome, and which wholly or in substantial part prevents such Party from performing its obligations under this Agreement. The settlement of strikes and labor disturbances shall be wholly within the discretion of the Party experiencing the event. Economic hardship of either Party shall not constitute a Force Majeure under this Agreement.

         (i) Generator Forced Outage - Shall have the meaning given that term in the PJM Agreement.

         (j) Generator Maintenance Outage - Shall have the meaning given that term in the PJM Agreement.

         (k) Generator Planned Outage - Shall have the meaning given that term in the PJM Agreement.

         (l) Good Utility Practice - (i) Any of those practices, methods and acts engaged in or


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approved by a significant portion of the electric utility industry in North
America during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; and (ii) any of those practices, methods, standards and equipment commonly used, from time to time, in electrical engineering and operations to operate electrical equipment lawfully and with safety, dependability and efficiency and in accordance with the National Electrical Safety Code and the National Electrical Code and Standards of the Institute of Electrical and Electronic Engineers, and standards established by the National Electrical Manufacturers Association, the PJM OI, the Mid-Atlantic Area Council ("MAAC"), the American National Standards Institute and any such other standards practiced by the industry and electrical equipment manufacturers in North America in a manner sufficient to provide safe and reliable service. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted and consistently adhered to in the MAAC region.

         (m) Interconnection Facilities - The Company Interconnection Facilities and the Power Producer Interconnection Facilities, together.

         (n) Lenders - Those entities, including their successors and assigns and any trustee or agent acting on their behalf, who have advanced or who will advance to the Power Producer, directly or indirectly, the economic resources (whether on a senior or unsubordinated basis) for the development and construction of the Facility or the Interconnection Facilities. The Power Producer shall notify the Company of the name and addresses of the Lenders for the purposes of


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this Agreement.

         (o) NERC - The North American Electric Reliability Council or any successor thereto.

         (p) PaPUC - The Pennsylvania Public Utility Commission or any successor agency thereto.

         (q) PJM Agreement - Shall mean the Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, and revised as of December 31, 1997, January 30, 1998, and March 17, 1998, and as may be further amended or superseded from time to time.

         (r) PJM Control Area - The control area recognized by NERC as the PJM Control Area.

         (s) PJM Interconnection, L.L.C. - The entity formerly known as the PJM Interconnection Association, converted into a limited liability company pursuant to the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq. of the Delaware Code, by virtue of the filing of both the Certificate of Formation and Certificate of Conversion with the Recording Office, effective as of March 31, 1997. The L.L.C. operates in accordance with the FERC requirements as an Independent System Operator, comprised of the PJM Board, the PJM OI, and the PJM Members Committee.

         (t) PJM OI - The Office of the Interconnection as supervised by the Board of Managers of the PJM Interconnection, L.L.C., acting pursuant to the PJM Agreement. The PJM OI has the responsibility for the continued operation of the PJM Control Area and the administration of the PJM Tariff, subject to regulation by the FERC.

         (u) PJM Tariff - The PJM Open Access Transmission Tariff filed by the
PJM


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Interconnection L.L.C. with FERC on July 14, 1997, in Docket No.OA97-261-000 as amended and effective April 1, 1998, and as may be further modified, amended or superseded from time to time, under which transmission service is provided within the PJM Control Area.

         (v) Point of Interconnection - Each ownership point of demarcation on the Transmission System where capacity, energy, and ancillary services each are transferred between the Facility and the Transmission System. The Point of Interconnection shall be located as shown on the schematic diagram attached hereto as Appendix A.

         (w) Power Producer Interconnection Facilities - All structures, facilities, equipment, devices and apparatus owned or controlled by Power Producer, as identified in Appendix B, and as may be amended from time to time.

         (x) Protective Apparatus - All equipment and apparatus included in the Interconnection Facilities, including but not limited to protective relays, circuit breakers and the like, as set forth in Appendix B, necessary to isolate the Facility from the Company's electrical system consistent with Good Utility Practice.

         (y) Revenue Meters - All MWh, MVARh meters, pulse isolation relays, pulse conversion relays and transducers used by the PJM OI or the Company for billing purposes, and associated totalizing equipment and appurtances (including voltage transformers and current transformers) used to measure the transfer of energy and the applicable ancillary services between the Parties.

         (z) Transmission System - The electric transmission facilities owned, controlled, or operated by the Company at or above 34.5 kV delta for purposes of providing transmission service, including services under the PJM Tariff and the PJM Agreement.


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         1.2 Unless a different interpretation arises from the context: (a) the reference to any article, section, paragraph or appendix is a reference to an article, section, paragraph or appendix of this Agreement, (b) with respect to the definitions set forth in Article 1, whenever applicable the singular shall include the plural and vice-versa; and (c) the words "includes" or "including" mean "including, but not limited to" and are not limiting. Any conflict between an article or section of the Agreement and any provision of an appendix shall be resolved by reference to the article or section of this Agreement.

                                    ARTICLE 2
                             EFFECTIVE DATE AND TERM

2.1 This Agreement shall become effective on the effective date established by the FERC, and shall continue in full force and effect until a mutually agreeable termination date not to exceed the retirement date for the Facility, unless terminated on an earlier date by mutual agreement of the Parties or otherwise in accordance with the terms set forth in this Agreement.

2.2 The applicable provisions of this Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments, and the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

2.3 In the event that the FERC (i) fails to accept this Agreement without suspension or (ii) finds that this Agreement is not just and reasonable or imposes conditions that are not acceptable to either Party, the Parties will use commercially reasonable efforts to agree upon amendments or modifications of this Agreement that would eliminate any such condition or result in a just and


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reasonable finding by the FERC. If the Parties are unable to mutually agree upon such amendment or modification within a reasonable period of time, the Parties agree to proceed pursuant to Article 19 in order to attempt to resolve any impasse or dispute.

2.4 In the event that this Agreement is terminated the Power Producer agrees that it will reimburse the Company for all unpaid costs and expenses expended by the Company in the installation of the Company's Interconnection Facilities, up to the date of termination, plus actual removal costs and less actual salvage value.

2.5 In the event of a changing law or regulation or the issuance of an order or other directive by a regulatory authority with jurisdiction over either Party that affects or may reasonably be expected to affect either "Party's" performance under this Agreement, the Parties will negotiate in good faith any amendment or amendments to this Agreement necessary to adapt the terms of this Agreement to such change, order, or directive provided that the Parties are not obligated to agree to such amendment which may adversely affect their current economic positions as of the effective date of this Agreement. In the event that the Parties are unable to mutually agree to such an amendment within a reasonable time period, the Parties agree to proceed pursuant to Article 19 in order to attempt to resolve any impasse or dispute. Nothing in this Agreement shall limit the rights of the parties or the FERC under Section 205 or 206 of the Federal Power Act and FERC's Rules and Regulations thereunder.

                                    ARTICLE 3
                         RESPONSIBILITIES OF THE COMPANY

3.1      The Company shall:


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         (a) Install all Company Interconnection Facilities at the Power
Producer's sole cost and expense in accordance with the terms and conditions and the schedule set forth in Appendix E which is attached hereto and made a part hereof. Payment of such costs and expenses shall be in accordance with the schedule set forth in Appendix E hereof. The Company shall use reasonable efforts to install all Company Interconnection Facilities within the estimated costs set forth in Appendix E and shall inform the Power Producer of the amount and reason for any increase in such estimated cost promptly after Company learns of such cost increase.

         The Company and Power Producer shall conduct periodic information meetings concerning the construction milestones set forth in Appendix E. If the Company is materially delayed in meeting the milestone dates for any reason, excluding an event of Force Majeure, the Company, following its receipt of the Power Producer's demand for adequate assurance, shall promptly take all reasonable steps necessary to rectify the delay condition.

         (b) Own, maintain, and operate Company Interconnection Facilities. The Power Producer shall reimburse the Company for all actual and verifiable costs and expenses including, but not limited to, overheads and applicable taxes, directly associated with the maintenance and operation of the Company Interconnection Facilities.

         (c) Operate and maintain all Company Interconnection Facilities and the Transmission System as part of the single PJM Control Area in accordance with the provisions of the PJM Agreement and PJM Tariff, using due diligence, in accordance with Good Utility Practice.

         (d) Provide to the Power Producer all design specifications and equipment characteristics for the interconnection of the Facility with the Transmission System.

         (e) Maintain in full force and effect at the Power Producer's sole cost and expense all


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permits, licenses, rights of way and other authorizations as may be required to maintain and operate the Company Interconnection Facilities.

         (f) Upon the expiration of the Agreement and retirement of the Facility, remove all Company Interconnection Facilities at the Power Producer's sole cost and expense less salvage value.

3.2 Unless otherwise required by law, regulation, or Good Utility Practice, the Company shall not be required at any time, at its expense or otherwise, to upgrade or otherwise modify the Transmission System in order to accommodate the interconnection of the Facility with the Transmission System.

3.3 The Company does not guarantee the non-occurrence of, or warrant against, and the Power Producer releases the Company from, any claims or damages associated with: (a) any interruption in the availability of Company Interconnection Facilities or the Transmission System; or (b) damage to the Facility resulting from electrical transients including, without limitation, short circuits (faults), solar magnetic disturbances, or events of Force Majeure, except to the extent caused by the Company's gross negligence or willful misconduct.

                                    ARTICLE 4
                     RESPONSIBILITIES OF THE POWER PRODUCER

4.1      The Power Producer shall:

         (a) Own, maintain and operate the Power Producer Interconnection Facilities and Protective Apparatus at its sole cost and expense.

         (b) Maintain in full force and effect at its sole cost and expense all permits, licenses,


                                       11
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rights of way and other authorizations as may be required to maintain and operate the Power Producer Interconnection Facilities and Protective Apparatus unless otherwise required by law or regulation.

         (c) Install, at its sole cost and expense, any and all equipment in order to maintain the reliability of the Facility and all Interconnection Facilities.

         (d) Subject to any right of the Power Producer, or any entity purchasing the output of the Facility, to schedule and sell ancillary services under the PJM Agreement or the PJM Tariff, operate the Facility in accordance with the appropriate voltage schedules and/or reactive schedules developed as specified in Appendix C. Subject to the foregoing, if the Power Producer fails to operate the Facility in accordance with Appendix C, the Company will provide written notice to the Power Producer of the Company's intent to remedy that failure. If the Power Producer does not promptly commence appropriate action after receiving such notice, the Company may then take necessary action at the Power Producer's expense to remedy such failure, including the installation of capacitor banks or other reactive compensation equipment necessary to ensure the proper voltage or reactive supply at the Facility. The Company shall take, to the extent feasible, reasonable efforts to minimize the impact of such action, in accordance with Good Utility Practice on the operation of the Facility.

         (e) Make or assure that all necessary arrangements have been made under the applicable tariffs for transmission service (i.e., from the Point of Interconnection to Power Producer's load serving or end use customers), losses, and ancillary services associated with the delivery of the capacity and/or energy produced by the Facility, which services shall not be provided under this Agreement.


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         (f) Obtain capacity and/or energy for the purpose of satisfying the
Facility station service requirements or for any other uses by the Power
Producer.

         (g) Make or assure that all necessary arrangements have been made under the applicable tariffs for transmission service, losses, and ancillary services associated with the use of the Transmission System for the delivery of capacity and/or energy to the Facility for the purpose of supplying generation station service or for any other service which is available and/or required under the PJM Tariff or any retail wheeling tariff, including any distribution service tariff or contract, in each case as may be amended from time to time.

         (h) Operate, install and maintain at its sole cost and expense all equipment required to control the Facility in accordance with Section 6.1.

         (i) Maintain or cause to be maintained such records relating to the Power Producer Interconnection Facilities as may be required by Good Utility Practice or applicable law.

4.2 The Power Producer acknowledges that this Agreement does not encompass transmission service for the output of the Facility under the PJM Tariff and that, to the extent the Company is required under the PJM Tariff or the PJM Agreement, including any direction of the PJM OI pursuant thereto, to upgrade, reinforce or otherwise modify its Transmission System (other than the installation of the Company Interconnection Facilities) to provide such transmission service on behalf of the Power Producer, the Power Producer will be responsible for the costs of such upgrades, reinforcements or modifications in accordance with the terms of the PJM Tariff, the PJM Agreement or any other applicable PJM agreements.


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

                                    ARTICLE 5
                  MODIFICATIONS TO FACILITIES, INTERCONNECTIONS

5.1 In the event the Power Producer plans additions, modifications or replacements to the Facility, Power Producer Interconnection Facilities or Protective Apparatus that will increase the Capacity of the Facility, the Power Producer shall submit to the Company any and all plans and specifications that the Company may reasonably request related to such additions, modifications or replacements. Such specifications and plans shall be submitted by the Power Producer not later than eighteen (18) months prior to the respective commercial operation date for additions, modifications, or replacements to the Facility, except as otherwise agreed to by the Company. Any such additions, modifications, or replacements shall comply with the criteria imposed by the PJM OI, the MAAC Reliability Principles and Standards, Good Utility Practice, and the criteria included in Appendix C and Appendix D.

5.2 If the Power Producer plans any additions, modifications or replacements to the Facility, Power Producer Interconnection Facilities or Protective Apparatus that in the Company's view will not increase the amount of Capacity to be delivered to the Company's electrical system, but could reasonably be expected to affect the Transmission System, the Company Interconnection Facilities, the operation of the Facility, the availability of Capacity and/or the delivery of electric energy and capacity from the Facility, the Power Producer shall give the Company reasonable notice, but not less than sixty (60) days prior written notice thereof; provided, however, that the Power Producer shall provide the Company with at least nine (9) months prior written notice, and shall submit to the Company any and all plans and specifications which the Company may reasonably request related to such additions, modifications or


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

replacements which involves Power Producer Interconnection Facilities or which the Power Producer anticipates will result in an outage of the Facility for thirty (30) days or more. All such additions, modifications, or replacements shall: (a) comply with the criteria imposed by the PJM OI, the PJM Agreement, the MAAC Reliability Principles and Standards, Good Utility Practice, and the criteria included in Appendix C and Appendix D; (b) be accompanied by appropriate information and operating instructions; and (c) be subject to review and approval of the Company, which review shall be based on Good Utility Practice. Failure by the Company to object to any such proposed addition, modification or replacement within thirty (30) days and, in the case of the proviso to the first sentence of this Section, ninety (90) days following the Company's receipt of notice thereof shall be deemed acceptance thereof by the Company.

5.3 The Company shall inform the Power Producer of any additions, modifications, or replacements to the Transmission System or the Company Interconnection Facilities that are necessary as a result of the addition, modification, or replacement to the Facility made pursuant to Sections 5.1 or
5.2. The Power Producer shall reimburse the Company for all costs incurred by the Company associated with any modifications, additions, or replacements made to the Company Interconnection Facilities or the Transmission System related to any proposed additions, modifications, or replacements of the Facility to the extent reasonably required by the Company including, but not limited to those necessary to meet different voltage requirements of the Transmission System or to enhance the Transmission System, regardless of whether the expanded Facility enters into (or has entered into) service or is interconnected with the Transmission System. The Company shall provide an estimate as early as practicable.

5.4 The Company's acceptance of the Power Producer's interconnection plans and specifications for any proposed additions, modifications, or replacement of the Power Producer's Facility whether pursuant to this Agreement and the Company's participation in interconnected operations with the Power Producer are not, and shall not be construed as its: (a) confirmation or endorsement of the design of the Facility, Power Producer Interconnection Facilities or Protective Apparatus;
(b) warranty of safety, durability or reliability of the Facility or equipment appurtenant thereto; (c) assumption of responsibility for strength, details of design, adequacy, or capability of the Facility, Power Producer Interconnection Facilities or Protective Apparatus; or (d) endorsement or warranty.

5.5 The Power Producer shall modify, at its sole cost and expense (only to the extent responsibility for such costs and expenses are not allocated to the Company or a third party consistent with FERC policy), the Interconnection Facilities and/or Protective Apparatus as may be reasonably required to conform with changes to Good Utility Practice or to conform with additions, modifications, or replacements required by PJM Interconnection L.L.C.

5.6 The Power Producer shall compensate the Company for all reasonable costs and fees required to enable the Company to fulfill its obligations under this Agreement including any tax liability, any costs of acquiring land necessary for the Interconnection Facilities, the costs and fees of all permits, licenses, franchises or regulatory or other approvals necessary for the construction, maintenance and operation of any Interconnection Facilities.

5.7 The Company may undertake additions, modifications, or replacements of its Transmission System or Company Interconnection Facilities. If such additions, modifications, or replacements might reasonably be expected to affect the Power Producer's operation of the Facility, the Company shall provide written notice to the Power Producer in a manner consistent with FERC Order No. 889 prior to undertaking such additions, modifications, or replacements. Any such additions, modifications, or replacements shall comply with Good Utility Practice. The Company shall use reasonable efforts with respect to such addition, modification, or replacement to minimize any adverse impact on the Facility.

                                    ARTICLE 6
                                    OPERATION

6.1 The Facility, all Interconnection Facilities and Protective Apparatus shall be operated and maintained in accordance with Good Utility Practice, including, without limitation, those with regard to synchronization, voltage and reactive power control, and in compliance with all permits, licenses, laws, rules and regulations applicable thereto. Operation and maintenance of all Interconnection Facilities shall at all times conform to applicable requirements and guidelines adopted by the PJM OI and the Company as set forth in Appendix C and Appendix D, and modified by the PJM OI and/or the Company respectively from time to time.

6.2 The Power Producer shall be required to comply with the requests, orders, and directives of the Company to the extent such requests, orders or directives are (a) necessary to comply with Good Utility Practice, and (b) in accordance with applicable tariffs and the PJM Agreement.

6.3 In the event the Power Producer believes that a request, order, or directive of the Company exceeds the limitations in Section 6.2, it shall nevertheless comply with the request, order, or directive of the Company pending resolution of the dispute under Article 19. The Parties agree to cooperate in good faith to expedite the resolution of any disputes arising under

Sections 6.2 and 6.3.

6.4 If it appears to the Company at any time, in the reasonable exercise of its judgment in accordance with Good Utility Practice, that the operation of the Facility or any Interconnection Facility is adversely affecting or may adversely affect the quality of service rendered by the Company (including transmission or distribution services and services provided to end users), or is interfering or may interfere with the safe and reliable operation of the Transmission System or the regional transmission system, the Company may, upon such notice specified below, disconnect the Facility from the Transmission System and/or curtail, interrupt, or reduce energy deliveries from the Facility until the condition has been corrected. In the event of an Emergency, the Company may immediately take any and all steps it reasonably believes to be necessary to mitigate or cure the Emergency condition including, without limitation, disconnecting the Facility from the Transmission System. The Company shall use reasonable efforts to (i) minimize, to the extent practicable under the circumstances, any such disconnection, curtailment, interruption, or reduction, (ii) provide the Power Producer with prior notification of any such disconnection, curtailment, interruption, or reduction, to the extent practicable, (iii) resume acceptance of electric energy as promptly as practicable following elimination of the condition causing the disconnection, curtailment, interruption, or reduction, and (iv) confer with the Power Producer regarding the interfering conditions that gave rise to the disconnection, curtailment, or reduction.

                                    ARTICLE 7
                    MAINTENANCE NOTIFICATION AND COORDINATION

7.1      The Power Producer shall maintain, at its own expense, the Power
Producer


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Interconnection Facilities and Protective Apparatus. The Company shall maintain the Company Interconnection Facilities. The Power Producer shall reimburse the Company for all actual and verifiable costs and expenses including, but not limited to, overheads and applicable taxes directly associated with the maintenance and operation of the Company Interconnection Facilities.

7.2 In accordance with Good Utility Practice, the Company may remove the Interconnection Facilities from service as necessary, in the reasonable exercise of the Company's judgment, to perform maintenance or testing or to install or replace equipment on the Company Interconnection Facilities or the Transmission System. Unless an Emergency exists or the risk of one in the Company's view is imminent, the Company shall, if practical, give the Power Producer prior notice of the removal. The Company shall use due diligence to restore the Interconnection Facilities to service as promptly as practicable.

7.3 If the Company determines, in its sole judgment, that the Power Producer is maintaining the Power Producer's Interconnection Facilities and Protective Apparatus in a manner which may lead to an Emergency condition, the Power Producer, within thirty (30) days of notification thereof from the Company, shall take all reasonable steps to conform its maintenance practices to the requirements of Good Utility Practice and this Agreement.

7.4 At any reasonable time upon advance notice, each Party shall permit the representatives of the other Party access to the records for its interconnection facilities in order to examine, inspect and test such records. In the event of an Emergency, the Power Producer shall ensure that Company representatives have immediate and unimpeded access to the Power Producer Interconnection Facilities as necessary to address the Emergency in accordance with Good Utility Practice working with the Power Producer. The Power Producer hereby grants to the Company the right to enter upon the Power Producer's property for such purposes.

                                    ARTICLE 8
                                REVENUE METERING

8.1 The Company shall utilize Revenue Meters to measure the electrical energy on an hour-by-hour basis, or such shorter intervals as may be agreed upon, at the Point of Interconnection in order to determine the transfer of energy between the Parties.

8.2 All Revenue Meters shall be of advanced meter design that have an internal recorder and a communications capability that the Company can utilize to retrieve diagnostic messages, the recorded transfer of energy between the Parties, and any other information deemed necessary by the Company. The Power Producer may, at its sole cost and expense, install telemetering or other communications equipment to retrieve such information as is deemed necessary by the Power Producer.

8.3 The Parties shall agree that, if the Revenue Meters and analog equipment and the Point of Interconnection are not at the same location electrically, the metering data shall be adjusted, or the Revenue Meters shall be compensated, as the Company shall deem appropriate, to record delivery of electricity in a manner that accounts for the total (load plus no-load) electrical energy losses occurring between the metering point and the Point of Interconnection, both when the Power Producer is delivering energy to the Company and when the Company is delivering station service energy to the Facility, or for any other use.

8.4 In the event that the Company's Revenue Meters at any time fail to register, or should their registration be so erratic so as to be meaningless, the hourly energy transferred between the

Parties shall be determined from the best information available, including, but not limited to, the Power Producer's meters, operator's logs and real-time communications data of the meter results.

8.5 If at any time, any Revenue Meters and analog equipment is found to be inaccurate by a margin greater than that allowed under the applicable criteria, rules, and standards, the Company shall cause the Revenue Meters and analog equipment to be made accurate or replaced at the Power Producer's expense. Meter readings for the period of inaccuracy shall be adjusted insofar as the extent of the inaccuracy can be reasonably ascertained; provided, however, no adjustment shall be made for meter readings made prior to the point in time halfway between the time of the last test that showed the Revenue Meters and analog equipment in question to be functioning accurately and the time the subsequent inaccuracy is corrected, except by agreement of the Parties.

8.6 The Company shall read and report Revenue Meter data to the Power Producer. The Power Producer shall have the right to read the Revenue Meters upon reasonable notice to the Company.

8.7 The Parties shall each keep and maintain accurate and detailed records relating to the Revenue Meters for a period of not less than seven (7) years. Such records shall be made available for inspection by either Party or any governmental agency having jurisdiction with respect thereto during normal business hours upon reasonable notice.

8.8 The Company shall at the Power Producer's expense (i) install, own, maintain, and repair and have the right to change the location of all Revenue Meters, instrument transformers and appurtenances associated with the Revenue Meters, and analog equipment (transducers and telemetry) and (ii) install, own, maintain, and repair all additional or updated metering and associated equipment, as mutually agreed upon by the Parties, needed to update its metering facilities, in accordance with Good Utility Practice.

8.9 The Company shall, at the Power Producer's expense, test all Revenue Meters and analog equipment at such time as Company deems reasonably necessary in accordance with all applicable regulatory requirements or standards. However, all Revenue Meters and analog equipment shall be tested at least once every two
(2) years.

8.10 Upon written request by the Power Producer, the Company shall test designated Revenue Meters and analog equipment more frequently than once every two (2) years. In the event a test requested by the Power Producer establishes such Revenue Meters to be registering inaccurately by more than one (1%) percent of full scale, the cost of said test shall be borne by the Company. In all other instances, the cost of any such test, regardless of which Party requests it or the results thereof, shall be paid by the Power Producer.

8.11 The Company shall give reasonable notice to the Power Producer of the time when any Revenue Meters and analog equipment test shall take place, and the Power Producer may have representatives present at said test. Any Revenue Meters found to be inaccurate by more than one (1%) percent of full scale or defective shall be adjusted, repaired or replaced, at the sole cost and expense of the Power Producer.

8.12 The Company shall install, own, and maintain, at the Power Producer's expense, equipment, except for associated telephone link(s) which shall be the sole responsibility of the Power Producer, for real-time communications, real-time reactive power, hourly MWh information, interval revenue data and such other information as the Company or the PJM OI may require. The Power Producer shall install, operate, maintain and repair, at its own expense, an operating telephone link(s) to provide information deemed necessary by the Company or the PJM OI, or as reasonably deemed necessary by the Company, to integrate operation of the Facility with the Transmission System.

                                    ARTICLE 9
                             LAND RIGHTS AND ACCESS

9.1 The Power Producer hereby grants, or confirms its prior grant to the Company, for nominal consideration, all necessary rights of way, easements, and licenses as the Company may require to install, operate, maintain, replace and remove the Company's metering equipment and other Company Interconnection Facilities, including adequate and continuing access rights to the Power Producer's property for any purpose reasonably related to this Agreement. The Power Producer hereby agrees to execute such grants, deeds, licenses, instruments and other documents as the Company may require to enable it to record such rights of way, easements and licenses.

                                   ARTICLE 10
                                    INSURANCE

10.1 The Power Producer shall keep the Facility continuously insured against loss or damage in amounts and for risks that property of similar character is usually so insured by entities owning and operating like properties.

10.2 The Power Producer, the operator of the Facility, and their respective successors and assigns shall procure or cause to be procured and shall maintain in effect continuously during the term of the Agreement the following minimum insurance coverages:

Type of Coverage                               Liability Limits
----------------                               ----------------

Worker's Compensation                          Statutory

Employer's Liability                           $500,000 per occurrence/injury

Comprehensive/General                          $1,000,000 combined single limit,
Liability including:                           each occurrence
                                               $2,000,000 aggregate limit
                                               applicable for the Facility

     Bodily Injury
     Property Damage
     Blanket Contractual
     Underground Explosion and Collapse Hazard
     Products and Completed Operations Hazard
     Broad Form Property Damage
     Personal Injury


Automobile Liability

     (Owned, Hired, Non-Owned)
     Bodily Injury                             $1,000,000 combined single limit
     Property Damage


Commercial Umbrella Liability                  $9,000,000 per occurrence
following form of
     Commercial General Liability,
     Automobile Liability and
     Employers Liability



10.3 In order to meet changed circumstances or changes in industry practice in a manner consistent with the requirements of Section 10.1, the Company may notify the Power Producer of a proposed change to the types of coverage or the liability limits set forth in Section 10.2. The Parties agree to negotiate in good faith to revise the provisions of Section 10.2 within ninety (90) days of such notice or such other time period as the Parties agree upon for such negotiations.

10.4 All insurance policies identified in Section 10.2, except Worker's Compensation Insurance, shall name the Company as an additional insured.

10.5 The Power Producer's liability insurance (other than its Worker's Compensation Insurance) shall include provisions or endorsements (i) stating that such insurance is primary insurance with respect to the interest of the Company and that any insurance maintained by the Company is excess and not contributory insurance with the insurance required hereunder, and (ii) providing that such policies shall not be canceled or their limits of liability reduced except upon thirty (30) days prior written notice to the Company.

10.6 The Power Producer shall provide and shall continue to provide to the Company during the term the Agreement (including any extensions), by delivering to its corporate office at 2800 Pottsville Pike, P.O. Box 16001, Reading, Pennsylvania 19640-0001, Attention: Manager - Transmission Investment Planning, properly executed and current certificates of insurance relative to insurance policies. Certificates of insurance shall provide the following information:

         (i) Name of insurance company, policy number and expiration date.

         (ii) The coverage required and the limits on each, including the amount of deductibles or self-insured retentions, which shall be for the account of the Power Producer.

         (iii) A statement indicating that the Company shall receive at least thirty (30) days prior written notice of cancellation or reduction of liability limits with respect to said insurance policies, and

         (iv) To the extent applicable, a statement indicating that the Company has been named as an additional insured.

10.7 A copy of each insurance policy, certified as a true copy by an authorized representative of the issuing insurance company, or in lieu thereof or in addition thereto, at the Company's discretion, a certificate in form satisfactory to the Company certifying to the issuance of such insurance, shall be furnished to the Company not less than ten (10) days prior to the interconnection of the Facility and fifteen (15) days prior to the expiration date of each such policy and/or certificate.

10.8 The Company shall have the right to inspect the original policies of insurance applicable to this Agreement at the Power Producer's place of business during regular business hours.

                                   ARTICLE 11
                                   PERFORMANCE

11.1 If at any time the Power Producer fails to operate, maintain, administer, or insure the Facility, the Power Producer Interconnection Facilities or Protective Apparatus, the Company may, following prior written notice and the right of the Power Producer to cure such condition within thirty
(30) days after the Power Producer's receipt of notice, immediately disconnect the Facility from the Transmission System or otherwise refuse to accept electric energy and capacity for delivery.

11.2 If, in the sole judgment of the Company exercised in accordance with Good Utility Practice, operation of the Facility, the Power Producer Interconnection Facilities or Protective Apparatus endangers the safety of the Company's personnel or the safe operation of the Company's electrical system or the electrical systems of others to which the Company's electrical system is directly or indirectly interconnected, the Company may immediately disconnect the Facility from the Transmission System or otherwise refuse to accept electric energy and capacity for delivery therefrom until such condition has been corrected to the Company's satisfaction in a manner consistent with Good Utility Practice.

11.3 The Power Producer shall be solely responsible for correcting any condition necessitating such disconnection. If the condition is corrected in accordance herewith, the Company shall use reasonable efforts to promptly reconnect the Facility.

11.4 The Parties shall use due diligence to perform their respective obligations under this Agreement. However, in the event that either Party is delayed in or prevented from performing or carrying out its obligations under this Agreement by reason of Force Majeure as defined herein, such Party shall not be liable to the other Party for or on account of any loss, damage, injury or expense resulting from or arising out of such delay or prevention; provided, however, that the Party encountering such delay or prevention shall use due diligence to remove the cause or causes thereof.

                                   ARTICLE 12
                            LIABILITY AND DEDICATION

12.1 Nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any person not a Party to this Agreement.

12.2 Neither the Company nor the Power Producer, nor their respective officers, directors, partners, agents, employees, or Affiliates, shall be liable to the other Party or its Affiliates, officers, directors, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect or consequential damages of any nature connected with or resulting from performance or non-performance of this Agreement, including without limitation, claims in the nature of lost revenues, income or profits or losses, damages or liabilities under any financing, lending, construction, or maintenance contracts, agreements or arrangements to which the Power Producer may be party irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise. The provisions of this section 12.2 shall survive the termination, cancellation, suspension, completion or expiration of this Agreement.

12.3 No undertaking by either Party under any provision of this Agreement shall constitute the dedication of that Party's electrical system, equipment or facilities, or any portion thereof, to the other Party or to the public, nor affect the status of the Company as a public utility corporation.

12.4 The Company does not, by acceptance of the Power Producer's interconnection plans and specifications or by engaging in interconnected operations with the Power Producer, assume any responsibility or liability for damage or physical injury to (a) Company property or electrical equipment; (b) the real or personal property of third persons or corporations not a party to this Agreement; (c) the Facility, real property, equipment and/or facilities and/or any appurtenances thereto of the Power Producer; and (d) any persons who may come into contact with or upon the Facility, real property, equipment and/or facilities(electric or gas) and/or any appurtenances thereto.

                                   ARTICLE 13
                                 INDEMNIFICATION

13.1 The Power Producer shall indemnify, hold harmless and defend the Company, and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, partners, subcontractors, invitees and successors, from and against any and all claims, liabilities, costs, damages, losses, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by the Company in any action or proceeding between the Company and a third party, the Power Producer, or any other party) for damage to property, injury to or death of any persons, including the Company's employees or any third parties (collectively, "Company's Damages"), to the extent caused wholly or in part by any act and/or omission, negligent or otherwise, relating to the design, construction, ownership, operation, or maintenance of the Facility, Power Producer Interconnection Facilities and Protective Apparatus used in connection with this Agreement and provided, however; that Power Producer, or its respective Affiliates, and successors, and their respective officers, agents, directors, partners or employees shall not be liable to the Company, its Affiliates, and successors, and their respective agents, officers, directors, partners or employees for incidental, special indirect or consequential damages of any nature connected with or resulting from performance or non-performance of this Agreement. Company hereto will furnish the Power Producer with written notification after the Company becomes aware of any event or circumstances, or the threat thereof (but in no event later than ten (10) days prior to the time any response is required by law), which might give rise to such indemnification. At the Company's request, the Power Producer shall defend (with counsel reasonably acceptable to the Company) any suit asserting a claim covered by this indemnity and shall pay all costs and expenses (including the cost of investigation and attorney's fees and expenses) that may be incurred in enforcing this indemnity. The Company may, at its own expense, retain separate counsel and participate in the defense of any such suit or action.

13.2 The indemnity in Section 13.1 shall apply to all claims against the Company including, but not limited to, all claims made or threatened by, or in the name of or on behalf of the

Company's employees for personal injuries (including death) which arise in the course of their employment; provided, however that said indemnity shall not apply to any liability ultimately determined to be based upon the negligence of the Company. The Power Producer hereby waives any defense it may otherwise have under applicable workers' compensation laws.

13.3 In addition to Sections 13.1 and 13.2 above, the Power Producer shall indemnify, hold harmless and defend the Company from and against any and all liability, loss, cost, damage and expense, associated with any and all Federal, State and/or local tax liability, arising out of, resulting from or in connection with Power Producer's payment (or failure to pay) to the Company, of the costs associated with the purchase and installation of any portion of the Company's Interconnection Facilities, Protective Apparatus and/or any and all associated and/or related structures, equipment, facilities and devices in performance of, pursuant to or in connection with this Agreement, including any expense resulting from such payment being deemed to be a Contribution In Aid of Construction ("CIAC") pursuant to U.S. Internal Revenue Service Notices 88-129 and 90-60 (and any future applicable U.S. Internal Revenue Service notices), which Notices are incorporated by reference herein. The foregoing indemnification obligations of the Power Producer shall not, however, apply with respect to any of the equipment or facilities referred to immediately above which the Company has included in its rate base and is collecting revenues from its customers. The Parties expressly acknowledge and agree that Sections 13.1,
13.2 and 13.3 shall survive the termination or expiration of this Agreement.

13.4 Power Producer shall provide the Company with an Independent Engineering Certification (i.e., the professional engineer's seal shall be affixed), as specified in IRS Notice 88-129, attesting that the anticipated power flows through the Interconnection Facilities to the Power

Producer for the first ten years commencing with the taxable year in which the Interconnection Facilities are placed in service, (or alternatively, for the first nine years ignoring the year such facilities are placed in service) will comprise no more than 5% of the projected total power flows over the Interconnection Facilities. This engineering certification will be provided to the Company within forty-five days of the execution of this Agreement. In the event this certification is not provided to the Company, the Company retains the right to include the tax gross-up in the final billing for the actual costs of the Interconnection Facilities. In the event the 5% test, as specified in IRS Notice 88-129, is exceeded during any measuring period, described in section 4(A) of Notice 88-129 (a "disqualifying event"), Power Producer agrees to make the Company whole for any increase in the Company's Federal and State income tax liabilities arising from this condition. This increase in the Company's Federal and State income tax liabilities will be determined in accordance with the requirements of IRS Notice 90-60, as amended or supplemented.

                                   ARTICLE 14
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1     The Power Producer hereby represents and warrants as follows:

         (a) The Power Producer is a limited liability company duly organized validly existing and in good standing under the laws of the State of Delaware and is duly registered and authorized to do business and in good standing in the Commonwealth of Pennsylvania;

         (b) The Power Producer has all requisite power and authority to carry on the business to be conducted by it and to enter into and perform its obligations under this Agreement;

         (c) The execution and delivery of this Agreement and the Power Producer's performance of its obligations hereunder have been duly authorized by all necessary action on the part of the Power Producer and do not and will not conflict with or result in a breach of the Power Producer's charter documents or by-laws or any indenture, mortgage, other agreement or instrument subject to receipt of all necessary regulatory approval, or any statute or rule, regulation, order, judgment or decree of any judicial or administrative body to which the Power Producer is a party or by which the Power Producer or any of its properties is bound or subject.

14.2     The Company hereby represents and warrants as follows:

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         (b) The Company has the corporate power and authority to own its properties, carry on its electric utility business as now being conducted, enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

         (c) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

         (d) This Agreement is the valid and binding obligation of the Company, enforceable with its terms except that, in the Company's view, (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity, and (ii) contracts entered into by the Company may be subject to the power and authority of state and/or federal regulatory agencies.

                                   ARTICLE 15
                                EVENTS OF DEFAULT

15.1 Any one of the following shall constitute an event of default under this Agreement:

         (a) A breach of any material term or condition of this Agreement, including but not limited to any material breach of a representation, warranty or covenant made in this Agreement, including the Appendices. Failure by a Party to provide any required schedule, report or notice hereunder may constitute a material breach hereof if such failure is not cured within sixty (60) days after notice to the defaulting Party.

         (b) The failure or refusal of a Party to permit the representatives of the other Party access to the maintenance records, or its Interconnection Facilities or Protective Apparatus in order to examine, inspect and test such records.

         (c) A receiver or liquidator or trustee of either Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within sixty (60) days; or by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a Party and shall not be dismissed within (60) days after such filing; or

         (d) A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the forgoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against if in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee, or liquidator of it or of all or any part of its property.

         (e) The failure of either Party to provide the other Party reasonable written assurance of its ability to perform fully and completely any of its material duties and responsibilities under this Agreement within sixty (60) days of any reasonable request for such assurances by a Party hereto.

15.2 (a) Upon the occurrence of an event of default, the Party not in default may give written notice of the default to the defaulting Party. Such notice shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. The defaulting Party shall have sixty (60) days following receipt of such notice either to (i) cure such default or (ii) commence in good faith all such steps as are appropriate to cure such default in the event such default cannot, in the reasonable judgment of such non-defaulting Party, be completely cured within such sixty (60) day period.

         (b) If the defaulting Party fails to cure such default or take such steps as provided under subparagraph (a) above, this Agreement may be terminated by written notice to the Party in default hereof. This Agreement shall thereupon terminate and the non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such default.

         (c) Notwithstanding the foregoing, upon the occurrence of any such event of default, the non-defaulting Party shall be entitled (i) to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (ii) to exercise such other rights and remedies as it may have at equity or at law subject however to the provisions of Article 12 .

15.3 The Company shall be entitled to operate and/or purchase from the Power Producer such DC power systems, protection and metering circuit components, Supervisory Control and Data Acquisition ("SCADA") equipment, transformers, secondary systems, communications equipment, building facilities, software, documentation, structural components; and other facilities and appurtenances that are necessary for the Company to operate and maintain the Transmission System if: (a) the Power Producer shall commence any case under federal bankruptcy laws or other proceeding under any similar law or any jurisdiction for the relief of debtors, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, or receiver for the Power Producer or for any substantial part of the Power Producer's Facilities; (b) a decree or order for relief shall be entered in respect of the Power Producer in an involuntary case under federal bankruptcy laws or in any other proceeding under any similar law of any jurisdiction for the relief of debtors or a decree or order shall be entered appointing a trustee or other custodian, liquidator, or receiver for the Power Producer or for any substantial part of the Power Producer's Facilities and such a decree or order is not dismissed within sixty
(60) days after it is entered; or (c) the Power Producer shall cease its operations for more than thirty (30) consecutive days without having an assignee, successor, or transferee in place.

         Upon the occurrence of any of the foregoing events, the Company shall give the Power Producer or the Power Producer's assignee, successor or transferee written notice, pursuant to Article 17, of its intent to implement its rights under this Section 15.3, which notice shall specify the actual or alleged failure of the Power Producer to comply with its obligations or duties. If the failure endangers life or property, or impairs or creates a significant risk to the safety, reliability, stability, or integrity of the Transmission System, the Company may implement this Section 15.3 without such prior notice as necessary in its judgment to avert such condition.

                                   ARTICLE 16
                                   ASSIGNMENT

16.1 No Party may assign, transfer or otherwise encumber or dispose of this Agreement or any rights, duties, interests or obligations hereunder without the prior written consent of the other Party; provided, however, that the Company may at any time and without the consent of the Power Producer, assign this Agreement together with its rights, interests, duties or obligations hereunder to any Affiliate of the Company or any successor entity; provided, further, that in any event the assignee shall agree to be bound by all of the terms and conditions hereof to the same extent as the Company. Notwithstanding the foregoing, the Power Producer may assign and encumber its respective rights under this Agreement in favor of the Lenders without the consent of the Company. The Lenders may further assign this Agreement to other persons following the prior consent of the Company which shall not be unreasonably withheld. Provided, further, that in any event the assignee shall agree to be bound by all of the terms and conditions hereof to the same extent as the Power Producer. Each Party shall give its consent to assignments made in accordance with this Article in the form reasonably requested by the interested Party. In the event of an assignment without consent as set forth above, the assigning Party agrees to provide the other Party with prompt notice of such assignment.

16.2 In the event of any sale, transfer, assignment, lease or any other disposition of the Facility or any substantial portion thereof by the Power Producer, or upon termination of the Agreement, or termination of any operation at the Facility, the Power Producer hereby agrees to indemnify and hold harmless the Company for any and all costs, expenses, liabilities and damages (including reasonable attorneys' fees) for which the Company may be obligated in order to comply with any applicable requirements of the federal, state, or local regulations.

                                   ARTICLE 17
                                     NOTICES

17.1 All notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified United States mail, postage prepaid, telex, facsimile transmission, or overnight express mail or courier service addressed as follows:

         If to the Power Producer to: Patricia Rollin
                                      Vice President
                                      AES Ironwood, L.L.C.
                                      1001 North 19th Street
                                      Arlington, VA  22209

         If to the Company to:        Bradley J. Breidinger
                                      Manager - Transmission Investment Planning
                                      GPU Energy
                                      2800 Pottsville Pike
                                      Post Office Box 16001
                                      Reading, PA 19640-0001

                          and

                                      GPU Energy
                                      Legal Department
                                      2800 Pottsville Pike
                                      Post Office Box 16001
                                      Reading, PA 19640-0001

or to such other person at such other address as a Party shall designate by like notice to the other Party.

17.2 Unless otherwise provided herein, all notices hereunder shall be deemed to be given when sent pursuant to Section 17.1 mailed or personally delivered.

                                   ARTICLE 18
                           AMENDMENT AND MODIFICATION

18.1 This Agreement may not be amended or modified except by a written instrument signed by each of the Parties hereto.

18.2 Nothing contained in this Agreement shall be construed as affecting in any way the right of the Company to unilaterally make application to FERC for a change in rates, terms and conditions, charges, classification of service, rule or regulation under Section 205 of the Federal Power Act or applicable laws and requirements.

18.3 Nothing contained in this Agreement shall be construed as affecting in any way the ability of the Power Producer to exercise its rights under the applicable rules and requirements of the Federal Power Act and pursuant to FERC's rules and regulations promulgated thereunder.

                                   ARTICLE 19
                                    DISPUTES

19.1 Any claim or dispute, which either Party may have against the other, arising out of the Agreement shall be submitted in writing to the other Party not later than thirty (30) days after the circumstances which gave rise to the claim or dispute have taken place. The submission of any claim or dispute shall include a concise statement of the question or issue in dispute, together with relevant facts and documentation to fully support the claim.

19.2 If any such claim or dispute arises, the parties shall attempt to resolve the claim or dispute, initially through good faith negotiations or upon the failure of such negotiations, through Alternative Dispute Resolution ("ADR") techniques in accordance with the Model Procedure for Mediation of Business Disputes as published by the Center for Public Resources; however, either Party may terminate its participation in ADR during any stage of ADR and proceed under section 19.3.

19.3     If any claim or dispute arising hereunder is not resolved pursuant to section 19.2, either Party may, upon giving the other Party at least ten (10) days prior written notice, initiate litigation to submit such claim or dispute for decision by a court of competent jurisdiction of the Commonwealth of Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania.

19.4 Nothing in this Article 19 shall restrict the rights of any Party to file a complaint with FERC under relevant provisions of the Federal Power Act.

                                   ARTICLE 20
                                  MISCELLANEOUS

20.1 Except as may be otherwise provided herein, the duties, obligations and liabilities of the Parties hereto are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation or liability or agency relationship on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

20.2 Any waiver at any time by either Party of its rights with respect to a default under this Agreement, or with respect to any other matters arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or any other matter.

20.3 All indexes, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience only and are not intended to be inclusive, definitive or to affect the meaning of the contents or scope of this Agreement.

20.4 The Company shall prohibit its employees from using their official position for personal financial gain, or from accepting any personal advantage from anyone under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their official duties. The Power Producer and its employees and representatives shall not, under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their duties, extend any gratuity or special favor to employees of the Company.

20.5 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in that State, irrespective of the application of any conflicts of laws provisions.

20.6 This Agreement supersedes any and all oral or written agreements and understanding heretofore made relating to the subject matter hereof.

20.7 (a) Upon the Power Producer's written request, the Company shall maintain and not disclose to any Party, except Authorized Parties, as defined below, Confidential Information, as defined below, which is disclosed to the Company by the Power Producer hereunder.

         (b) For purposes hereof, "Confidential Information" means contracts, insurance policies, documents, plans, drawings, specifications and other information which the Power Producer maintains as confidential and which is clearly so marked or identified when it is disclosed to the Company, except that Confidential Information shall not include information which (i) is available to the public, (ii) becomes available to the public other than as a result of a breach by the Company of its obligations hereunder, (iii) was known to the Company prior to its disclosure to the Company by the Power Producer, or (iv) is required to be disclosed pursuant to statute, rule, regulation or order or any court, governmental authority or regulatory body.

         (c) For purposes hereof, "Authorized Party" means any officer, employee, representative, agent or attorney of the Company or any officer, employee, representative, agent or attorney of any Affiliate of the Company whose duties include the negotiation, evaluation, approval, performance or administration of this Agreement and who needs to know the Confidential Information in order to perform his duties.

20.8 No information relating to this Agreement may be published or released for publication by the Power Producer without the prior written approval of the Company, which shall not be unreasonably withheld; provided, however, that the foregoing shall not restrict the Power Producer from making any filing or public disclosure with respect to this Agreement which may be required by applicable law.

20.9 This Agreement may be executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

20.10 Should any provision of this Agreement be held invalid or unenforceable, such provisions shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any other provision hereof.

20.11 The Company shall furnish such information, certificates, opinions of counsel, consents to assignment or pledge and other documents and assistance as may be reasonably requested by the Lenders in connection with the financing of the Facility. The Company agrees to negotiate in good faith concerning any reasonable amendment or addition to this Agreement required by any Lender in connection with the financing of the Facility. The Power Producer shall reimburse the Company for any and all costs associated with furnishing such information including reasonable attorneys fees.

         IN WITNESS WHEREOF, the Parties by their authorized representatives have executed this Agreement as of the day and year first set forth above.




ATTEST:                                       AES IRONWOOD, L.L.C.



/s/ Alicia Slinn                               By: /s/ Patricia L. Rollin
----------------------------                      ----------------------------


ATTEST:                                       METROPOLITAN EDISON COMPANY
                                              d/b/a GPU ENERGY



/s/ William C. Matthews                       By: /s/ R. S. Zechman
----------------------------                      ----------------------------

                                   APPENDIX A
                             Description of Facility




1. Written Description of the Facility to include the location, type, size and capacity of the Facility



2.       Topographical Map to locate the facility



3. One-Line Interconnection Diagram that includes a description of the Company and Power Producer Interconnection Facilities








                                       A1

IRONWOOD FACILITY DESCRIPTION

Net Facility Capacity at 92F                =  655MW +/- 10%
Expected Capacity at ISO conditions (59F)   =  705MW +/- 10%


The Site is located off Prescott Road, in South Lebanon Township, PA. The Site elevation is 507 feet above sea level. With the exception of the twin flue stack and the HRSG drums, all buildings and structures comprising the Facility are not more than 75 feet tall.

The Facility main power block consists of two Westinghouse 501G combustion turbine-generators with their associated heat recovery steam generators and ancillary plant, and a single 240MW steam turbine generator with side condensers. The three turbine generators are arranged in the turbine building, which is connected to the control building. The heat recovery steam generators are located outside, to the east of the turbine house. Other plant buildings and structures outside of the main power block include the following:


                  Water Treatment plant
                  Zero liquid discharge facility
                  Cooling towers
                  Fuel oil storage tank (No 1 GT fuel or similar)
                  Fuel oil unloading facilities
                  Gas metering station
                  Gas compressor building
                  Administration building
                  Workshop and store


The turbine generators will be nominally rated at 288MVA, 0.9 power factor lagging and can operate at approximately 0.95 power factor leading (measured at the generator), 16kV at 60Hz., 0.53 short circuit ratio, and 60 psi rated hydrogen pressure.

The Facility will be capable of operation with a voltage range of +/- 5% on the 230kV system.

The Facility will be supplied with three generator start up transformers rated at 300MVA, 16% impedance, with off line tap changing, and two auxiliary transformers.

Interconnection with the GPU system will be via a 230kV single bus, single breaker out door substation with two transmission lines.

The Facility has no black start capability.






                                       A2

                                TOPOGRAPHICAL MAP

                                  AES IRONWOOD



                         [LOCATION MAP GRAPHIC OMITTED]








                                       A3

                        INTERCONNECTION ONE LINE DIAGRAM

                                  AES IRONWOOD


                  [TOTAL GENERATING CAPACITY GRAPHIC OMITTED]









                                       A4

                                   APPENDIX B
                           Interconnection Facilities



The following information is included in Appendix B:


1.  Detailed one-line diagram
2.  List of equipment
3.  Design characteristics



It is understood by the Parties that the information contained in Appendix B is preliminary and included to show the general concepts of the Interconnection Facilities. Additional items for interconnection and reinforcement may be identified, the interconnection configuration may change, and specific material items and quantities may change.






                                       B1

                        INTERCONNECTION ONE LINE DIAGRAM

                                  AES IRONWOOD




                        [ASSET STRATEGY GRAPHIC OMITTED]






                                       B2

EQUIPMENT TO BE PROVIDED BY THE POWER PRODUCER



230kV Switchyard including but not limited to the following
Three 300MVA Generator Step Up Transformers
Two Station Auxiliary Tranformers
Power Circuit Breakers
Disconnect Switches
Surge Arrestors
Instrument Transformers
Control and Protective Relay Panels
Switchyard Storage Battery
Switchyard Battery Charger
Low Voltage switchboard
Miscellaneous Switchyard Equipment
Switchyard Equipment Installation
Design and Fabrication  of Substation structures
Cast in Place concrete for substation structures
Excavation and Fill
Aggregate surfacing
Chain link  Fencing
Revenue Metering System
Back up metering system
Voice and Data telephone circuits
SCADA system
Protective Relaying as required by Appendix D to this Agreement



EQUIPMENT TO BE PROVIDED BY THE COMPANY


Item 1 - 230 kV Line Tap on Existing North-South Transmission Line West of Project Site

Quantity        Description
     1          Steel Pole Tap Structure
                Insulators and Hardware



Item 2 - Ironwood Substation, 230 kV Switch Yard

Quantity          Description

     1            230 kV 2000A Circuit Breaker (40 kA)
     4            230 kV 2000A Disc Switch
     2            M.O. Mechanism-230 kV



                                       B3

     4            230 kV Line Termination
     4            230 kV Switch Stand
     12           230 kV 1Ph Bus&Stand
     2            230kV CCVT, w/Carrier Acc., 1200/2000:1, 0.003 mfd
     2            230kV CCVT Stand, 6'0" (Steel)
     2            230 kV Wave Trap
     6            Chain Link Fence - 100 ft
     10           Grading Fill-1000 Cu Yd
     1            Grdg-4/0 Per 1000Sq Ft
     20           Conduit 100ft
     1            Building, 28x36, +Installation, w/Heat Pump
     1            125 Vdc Charger (12A)
     1            125 Vdc Battery, Rack (60 Cells, 100 Ah)
     2            AC Panel and DC Panel
     1            RTUs and Telecommunications Equipment
     1            Miscellaneous Purchases
     Relays at Substation:
     2            Bitronics Multicomm
     2            Bitronics Analog Output Converter
     4            ABB FT-1 Test Switch (6 Cur)
     2            SEL-321
     2            ABB FT-1 Test Switch (10 V)
     4            ABB FT-19R (6 CUR, 10 V)
     2            GE DLP System
     4            Cutler-Hammer Toggle Switch w/Guard
     2            GE SBM Switch
     2            EMAX RAW-1D
     2            Eletroswitch LOR Lockout Relay
     2            SEL-501
     2            SEL-279
     2            GE E150
     2            RFL Powerline Carrier System
     2            GE Carrier System
     1            GE CT51 Receiver
                  Misc.- fuses, lights, wires, etc.
     2            Relay Panel



Item 3 - Tie 1071 Line to 1001 Line

Quantity              Description
     5            Poles
                  Polymer Dead End Insulators



                                       B4

                  Polymer Post Insulators
                  Guys
                  Feet of 1590 Conductor
                  Lot Misc. Materials


Item 4 - Replace 76-1 Line Drop Loops at Fifth & Green (0.84 miles of 69kV)

         New Conductor
         New Poles, Crossarms, Insulators, etc. as required


Item 5 - S. Lebanon Sub 230 kV Breaker, Terminals & Relaying

Quantity              Description
     1            230 kV 2000A Circuit Breaker (50 kA)
     1            230 kV 2000 A Disconnect Switch
     1            230kV CCVT, w/Carrier Acc., 1200/2000:1, 0.003 mfd
     1            230kV CCVT Stand, 6'0" (Steel) + shipping
     1            230 kV Wave Trap
     4            Conduit 100ft
     20           Control Cable (per 100 FT)
     1            Miscellaneous Purchases
     Relaying at Substation:
     1            Bitronics Multicomm
     1            Bitronics Analog Output Converter
     6            ABB FT-1 Test Switch (6 Cur)
     3            SEL-321
     3            ABB FT-1 Test Switch (10 V)
     6            ABB FT-19R (6 CUR, 10 V)
     1            GE DLP System
     6            Cutler-Hammer Toggle Switch w/Guard
     3            GE SBM Switch
     3            EMAX RAW-1D
     3            Eletroswitch LOR Lockout Relay
     1            SEL-501
     1            SEL-279
     3            GE E150
     3            RFL Powerline Carrier System
     1            GE Carrier System
                  Misc.- fuses, lights, wires, etc.
     3            Relay Panel


                                       B5

Item 6 - North Hershey Sub Relaying

Quantity              Description
     1            Bitronics Multicomm
     1            Bitronics Analog Output Converter
     2            ABB FT-1 Test Switch (6 Cur)
     1            SEL-321
     1            ABB FT-1 Test Switch (10 V)
     2            ABB FT-19R (6 CUR, 10 V)
     1            GE DLP System
     2            Cutler-Hammer Toggle Switch w/Guard
     1            GE SBM Switch
     1            EMAX RAW-1D
     1            Eletroswitch LOR Lockout Relay
     1            SEL-501
     1            SEL-279
     1            GE E150
     1            RFL Powerline Carrier System
     1            GE Carrier System
     1            GE CT51 Receiver
                  Misc.- fuses, lights, wires, etc.
     1            Relay Panel


Item 7 - Lyons Sub 230 kV Breaker and Relaying

Quantity              Description
     1            230 kV 2000A Circuit Breaker (50 kA)
     1            230 kV 2000A Disconnect Switch
     2            230 kV Wave Trap, 2000A, 100.0-300.0 kHz Blocking
     2            230 kV Wave Trap Stand
     2            230kV CCVT, w/Carrier Acc., 1200/2000:1, 0.003 mfd
     2            230kV CCVT Stand, 6'0" (Steel) + shipping
     1            230 kV Wave Trap
     5            Conduit 100ft
     15           Control Cable (per 100 FT)
     1            Lot Conductors
     1            High Voltage Relay Panel
     1            Miscellaneous Purchases
     Relaying at Substation:
     2            Bitronics Multicomm
     2            Bitronics Analog Output Converter
     4            ABB FT-1 Test Switch (6 Cur)


                                       B6

     2            SEL-321
     2            ABB FT-1 Test Switch (10 V)
     4            ABB FT-19R (6 CUR, 10 V)
     2            GE DLP System
     4            Cutler-Hammer Toggle Switch w/Guard
     2            GE SBM Switch
     2            EMAX RAW-1D
     2            Eletroswitch LOR Lockout Relay
     2            SEL-501
     2            SEL-279
     2            GE E150
     2            RFL Powerline Carrier System
     1            GE Carrier System
     1            GE CT51 Receiver
                  Misc.- fuses, lights, wires, etc.
     2            Relay Panel


Item 8 - Middletown Jct. Sub Relaying

Quantity              Description
     2            ABB FT-1 Test Switch (6 Cur)
     1            SEL-321
     1            ABB FT-1 Test Switch (10 V)
     2            ABB FT-19R (6 CUR, 10 V)
     1            GE DLP System
     2            Cutler-Hammer Toggle Switch w/Guard
     1            GE SBM Switch
     1            EMAX RAW-1D
     1            Eletroswitch LOR Lockout Relay
     1            SEL-501
     1            SEL-279
     1            GE E150
     1            RFL Powerline Carrier System
                  Misc.- fuses, lights, wires, etc.
     1            Relay Panel


Item 9 - S. Reading Sub Relaying

Quantity              Description
     2            ABB FT-1 Test Switch (6 Cur)
     1            SEL-321
     1            ABB FT-1 Test Switch (10 V)
     2            ABB FT-19R (6 CUR, 10 V)


                                       B7

     1            GE DLP System
     2            Cutler-Hammer Toggle Switch w/Guard
     1            GE SBM Switch
     1            EMAX RAW-1D
     1            Eletroswitch LOR Lockout Relay
     1            SEL-501
     1            SEL-279
     1            GE E150
     1            RFL Powerline Carrier System
                  Misc.- fuses, lights, wires, etc.
     1            Relay Panel



                        RELAY MODIFICATIONS BY SUBSTATION


The following relay requirements are based on high-speed clearing for stability reasons up to two (2) busses away from the Ironwood site. In addition to the items listed below, the normal complement of relay communications equipment and miscellaneous equipment will be required.


1.       Middletown Junction Substation


         a. Middletown Junction to South Lebanon Circuit (1004) Install new primary carrier blocking scheme with new carrier set. This scheme does not replace the existing set, but will function as a second high-speed scheme.

2.       South Lebanon Substation


         a. South Lebanon to Middletown Junction Circuit (1004) Install new primary carrier blocking scheme with new carrier set. This scheme does not replace the existing set, but will function as a second high-speed scheme.
         b. South Lebanon to South Reading Circuit (1074) - Install new primary carrier blocking scheme with new carrier set. This scheme does not replace the existing set, but will function as a second high-speed scheme.
         c. South Lebanon to AES Circuit - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck breaker and reclosing relays.

3.       AES Substation

         a. AES to South Lebanon - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck breaker and reclosing relays.
         b. AES to North Hershey to Lyons (Alburtis) - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck



                                       B8
                  breaker and reclosing relays. Install DTR equipment to trip on a signal from Lyons substation.

4.       North Hershey Substation

         a. North Hershey to AES to Lyons Circuit - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck breaker and reclosing relays. Install DTR equipment to trip on a signal from Lyons substation.

5.       Lyons Substation

         a. Lyons to North Hershey to AES - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck breaker and reclosing relays. Install DTT equipment to send trip signal to North Hershey and AES.

         b. Lyons to Alburtis - Install dual high-speed carrier blocking schemes. Primary relay SEL-321, back up relay GE DLP, with stuck breaker and reclosing relays. Change DTT equipment to send trip signal to Alburtis.





                                       B9

                                   APPENDIX C
                             Transmission Operation
                          Interconnection Requirements












                                       C1

                                  GPU Energy's
                             Transmission Operation
                          Interconnection Requirements
                            For Generation Facilities


I.       DEFINITIONS

         The definitions set forth in the Generation Facility Transmission Interconnection Agreement are incorporated herein by reference. In addition, the following definitions apply:

         PJM Manuals - The instructions, rules, procedures and guidelines established by the PJM OI for the operation, planning, and accounting requirements of the PJM Control Area and PJM interchange energy market.

         Supervisory Control and Data Acquisition (SCADA) - A system of remote control and real-time communications used to monitor and control the Transmission System.

         Transmission Operator - The Company person(s), who coordinates the day-to-day interconnection and operation of the Facility with the Transmission System.


II.      POLICY

         Every Facility which is interconnected with and synchronized to the Transmission System shall at all times coordinate its operation with the assigned Company control center and provide all necessary and requested information and equipment to assure that the Company can operate its electrical system in a safe and reliable manner. Continuous cooperation and communication between the Power Producer and the Company are essential to assure that the Transmission System is operated in a safe and reliable manner.

         The Power Producer shall develop the operating principles and procedures which shall be coordinated with the Company's requirements, provide the necessary training for all employees, and provide for the necessary communication of information between the Power Producer and the Company. This includes the following:

         (a) Provide the following information necessary to ensure the safe and reliable operation of the Company's electrical system: (i) a copy of the Power Producer's switching procedures; (ii) a completed Generator Data Form (Attachment 1) for each generating unit, unit step-up transformer and auxiliary transformer.

         (b) Implement Facility practices and procedures which are consistent with the Company and PJM OI transmission requirements as defined in the PJM Manuals and/or herein.

         (c) Implement operating principles and procedures which shall be coordinated with



                                       C2
                  the Company's and the PJM OI's requirements for normal operating conditions as defined in the PJM Manuals and/or herein.

         (d) Implement operating principles and procedures which shall be coordinated with the Company's and the PJM OI's requirements for emergency operating conditions as defined in the PJM Manuals and/or herein.

         (e) Provide data to the Company regarding the operation and maintenance of the Facility in accordance with the Operating Agreement of PJM Interconnection, L.L.C.


III.     SYSTEM REQUIREMENTS

         A.       Reliability

                  The Power Producer shall deliver the electric energy generated by the Facility to the Company at the point(s) of interconnection in the form of 3 phase, 60 Hertz alternating current at the nominal system voltage at the point of interconnection.

                  At no time shall the operation of the Facility, including the associated generators or any of their auxiliary devices, result in an electrical output in which individual harmonic distortion exceeds 1% of the Company's voltage wave form or the sum of all harmonics exceeds 1.5% of the Company's wave form, as measured at the point of interconnection.

                  The Facility shall be operated with all of the Power Producer's Protective Apparatus in service whenever the Facility is connected to or operating in parallel with the Company's electric system.

          B.      Switching

                  The Power Producer shall be responsible for switching all equipment it owns, operates or controls. A specified device(s) to isolate the Facility from the Transmission System shall be switched by the Power Producer whenever requested by the Company, and locked and tagged by the Company to provide safety clearance.

                  The Power Producer's switching procedures shall at all times be followed precisely by the Power Producer and be closely coordinated between the Power Producer and the Transmission Operator. The Company shall provide a copy of its written switching procedures to the Power Producer upon request.

                  If requested by the Power Producer, specified Company devices shall be operated and tagged by the Company according to the Company's switching and tagging practices and safety rules. Company switching and tagging practices and safety rules shall apply to (i) all situations involving the Company and (ii) any Power Producer personnel involved with Company switching and tagging.





                                       C3

          C.      Relaying

                  The Facility relaying systems shall be consistent with the PJM OI and Company relaying practices as defined in the PJM Manuals and Appendix D of the Generation Facility Transmission Interconnection Agreement. Any changes to the design and/or setting of the protective relay system shall be subject to the prior review and acceptance by the Company.

                  The relaying system for the Facility shall be sufficient to prevent or limit equipment damage for contingencies (i) within the facility and (ii) external to the Facility and on the Company system.

          D.      Real-Time Communications

                  The Power Producer shall provide data via a SCADA system and an associated, dedicated communications channel to the Company's Energy Management System computer. Data shall include, but is not limited to: MW; MVAR; MWh; voltage; 3 phase amps; and equipment status (i.e., open/close, on/off, etc.).

                  SCADA system and metering shall be consistent with the Company's practices, and compatible with the Company's computer and communication systems. In addition, the Company may require the ability to disconnect the Facility from the Company's system via the SCADA system.

                  It is required that data shall be sent to the Company automatically. In the event that the data is not automatically received by the Company on a temporary basis, the Power Producer shall call the Company with the operating data at intervals specified by the Company. The Power Producer shall correct any problems associated with the failure of equipment within a reasonable time.

         E.       Communications of Information

                  The Power Producer and Transmission Operator shall promptly exchange all information relating to all conditions which affect (or could affect) the operations of the Facility and/or the Company's electrical system and facilities.

                  The Power Producer shall provide adequate and reliable telephone communication channels, manned by responsible personnel, to integrate the Facility operation with the system under both normal and emergency conditions.

                  The Power Producer shall communicate the outage of any electrical equipment connecting the Facility to the Company's system in accordance with the following requirements:

                  a. Each Facility will be assigned one of the Company operations centers as its primary contact. This assignment is based upon the voltage level of the connection to the Transmission System and the geographic location of the Facility.



                                       C4

                  b. All planned and maintenance outages of electrical equipment requiring Company personnel involvement must be requested by the Power Producer, providing the appropriate information in a format as defined by the Company and shown on Attachment 2.

                  c. Advance notifications of planned and maintenance outages shall conform to the requirements as defined in the PJM Manuals.

                  The Power Producer shall keep and maintain accurate and complete records for Power Producer Interconnection Facilities containing such information regarding the operation and maintenance of all equipment as is appropriate and consistent with industry practice and as may be necessary for the Company to comply with its applicable requirements. The Company will advise the Power Producer of such requirements as in effect from time to time. The Power Producer shall make such records available to the Company for inspection and copying from time to time as the Company may reasonably request.


IV.      NORMAL OPERATION REQUIREMENTS

         A.       Generator Governor Control

                  For any Facility engaged in parallel operation with the Company, the Facility shall:

                  1. Operate on automatic governor control, except for the periods immediately before generating equipment is being removed from service and immediately after it has been placed in service, and

                  2. Minimize governor outages during periods of operation.

         B.       Synchronization and Disconnection Procedures

                  When synchronizing the Facility to or disconnecting the Facility from the Company's electrical system:

                  1. The Power Producer shall obtain the Transmission Operator's prior approval (i.e., at least 30 minutes), except that equipment may be disconnected from the system without Company approval to prevent injury to personnel or equipment damage. If for any reason the disconnection occurs without prior Company approval, the Power Producer shall immediately notify the Transmission Operator as to the energy reduction and the expected return time.

                  2. In order to support the Transmission Operator's responsibility to plan and operate the normal and emergency operations of the transmission system, the Power Producer shall keep the Transmission Operator informed at all times of the Facility's availability or any change(s) to its status.

                                       C5

         C.       Voltage and Reactive Control Procedures

                  1. The Power Producer shall operate the Facility with automatic voltage regulation equipment in service at all times, except for outages of the regulator for maintenance or equipment failure. Such operation will normally involve a prescribed voltage limited to +/- 1% of schedule. The Power Producer, at the option of the Company, shall operate the Facility either (i) according to a predefined voltage schedule provided by the Company or (ii) according to a reactive power schedule as provided by the Company, consistent with the Facility's generation capability and the Company's electrical system. From time to time, the Company may request alternate schedules consistent with the Facility's generation capability and the Company's electrical system.

                  2. The Power Producer shall notify the Transmission Operator prior to performing all voltage regulator maintenance. The Power Producer shall notify the Company of the outage with as much lead time as possible. The Power Producer shall minimize the duration of regulator equipment outages. The Power Producer shall notify the Transmission Operator at least 30 minutes prior to removing the voltage regulator from service, or returning the voltage regulator to service.

                  3. The Power Producer may be requested by the Company to deviate from prescribed voltage or reactive power schedules if, in the Company's sole judgment, conditions warrant such changes including, without limitation, operating the Facility in the leading, lagging, or unity power factor mode, but within the capability of the machine.

                  4. The Power Producer shall operate automatic voltage regulation to a tolerance of +/- 1% of scheduled voltage, except for regulator maintenance outages or equipment failures, or conditions prevailing on the system and/or the Power System which necessitate other voltage levels.

                  5. The Power Producer shall provide manual voltage regulation to maintain the prescribed voltage schedule or reactive power schedule during voltage regulator equipment outages.

                  6. Momentary voltage fluctuations shall be permitted, provided that they neither disturb service provided by the Company or the Power Producer on their respective systems nor hinder the Company from maintaining proper voltage conditions on their respective systems.

         D.       Maintenance Scheduling

                  1. The Power Producer shall provide the Company with at least thirty (30) days prior written notice of its intent to take a Generator Planned Outage


                                       C6
                           or Generator Maintenance Outage of the Facility, including turbine, generator, and boiler overhauls or inspections, testing, and nuclear refueling.

                  2. The Power Producer shall provide the Company with at least thirty (30) days prior written notice of its intent to test Protective Apparatus associated with Power Producer Interconnection Facilities, including circuit breakers, relays and auxiliary equipment. Company personnel may observe such testing.

                  3. The Power Producer shall notify the Transmission Operator of its intent to remove electrical equipment from service by 10:00 a.m. five (5) working days prior to, and again 30 minutes before the Generator Planned Outage or Generator Maintenance Outage begins. The Transmission Operator may request the Power Producer to delay or reschedule the Generator Planned Outage or Generator Maintenance Outage if system reliability conditions warrant.

                  To the extent practical, the Company shall provide to the Power Producer not less than one week advance notice of its intention to perform planned maintenance on its facilities that may affect the Facility's operations. The Company shall notify the Power Producer when any changes occur.

         E.       Power Producer Generator Forced Outages

                  The Power Producer may remove any of its equipment from service without prior notification to the Transmission Operator due to a Generator Forced Outage. However, if the Power Producer has advance knowledge of a Generator Forced Outage, the Power Producer shall notify the Transmission Operator with as much lead time as practical. For reliability reasons the Power Producer shall notify the Transmission Operator as soon as reasonably possible of the following:

                  -        the starting time of the Generator Forced Outage
                  - the energy reduction resulting (or expected to result) from the Generator Forced Outage
                  - the estimated time the equipment incurring the Generator Forced Outage is expected to return to service
                  - the time the Power Producer equipment is actually returned to service.

         F.       Facility Equipment and Contract Data

                  In order to ensure that all Company personnel responsible for the design and operation of the Company's system affected by the Facility are familiar with its equipment configurations, capabilities and operating parameters, the Company may from time to time request, and the Power Producer shall provide in a timely manner to the Company, detailed information about the type, nature, and operating characteristics of the Facility and all related equipment.




                                       C7

V.       EMERGENCY OPERATION REQUIREMENTS

         The Power Producer and Company shall maintain communications and contact during all Company or PJM emergency operations.

         A.       System Emergency Conditions

                  During an Emergency, as determined/declared by the Company or the PJM OI, the Power Producer shall respond as promptly as possible to all directives from the Transmission Operator with respect to all matters affecting the operation of the Facility including, without limitation, the following:

                  a. Thermal overload of electrical circuits (actual or contingency)

                  b. High or low voltage conditions (actual or contingency)

                  The Transmission Operator may also direct the Power Producer to (i) adjust (increase or decrease) the Facility energy and/or reactive output (ii) connect or disconnect the Facility from the Company's electrical system and/or (iii) deviate from the prescribed voltage or reactive schedules. If safety or system reliability conditions warrant, the Transmission Operator may isolate the Facility from the Company's electrical system without prior notice to the Power Producer or upon such notice as is possible under the circumstances. The Transmission Operator shall advise the Power Producer as soon as possible of any forced outages of the Company's electrical system which affect the Facility's operations.

                  When the Transmission Operator has determined that the emergency conditions have been alleviated, he/she shall inform the Power Producer and allow the Facility to return to normal operations consistent with Good Utility Practice.

                  In order to safely and rapidly restore the Transmission System following an outage of any or all of that system, a Facility that has been isolated from the Company's electrical system shall be allowed to reconnect only under the direction of the Transmission Operator. In all cases, the Facility shall be made ready to return to service and provide energy to the Company as soon as possible.

                  Unless the Company requests a manual adjustment, the Power Producer shall maintain the Facility automatic voltage regulator in service during an Emergency.

                  The Power Producer shall participate in any voltage reduction declared by the Company at any time, and operate the Facility at the voltage level then requested by the Transmission Operator.





                                       C8

                                   Appendix C
                                  Attachment 1

                               Generator Data Form
                               -------------------



Station Name  ________________________        Unit No. __________

Generator ____________________       Rated Capacity __________  MVA


Operating Limits: Minimum KV _________  Maximum KV _________

Alarm Limits:     Minimum KV  _________   Maximum KV _______
Alarm Action:     Minimum: ___________________________
                  Maximum: ___________________________

Max. Output (Installed Capacity) ________ MW

Max. Gross Output  ________ MW

Capability LAG Curve Breakpoint __________ MW __________ MVAR

Rated Stator Voltage _______  Rated Stator Current _______ Amps

Generator Terminal Voltage - High Limit ______ Low Limit ______

Rated Field Current  _________ Amps D.C. @ _________ Volts D.C.

Rated Hydrogen Pressure _______ PSIG   Power Factor _________


Field Current High Limits:     Rated ________ Amps D.C.

Field Voltage High Limits:
     Rated ________ Volts D.C.  Maximum: _______ Volts

Field Limit Alarms: Volts _______  Amps _______  Temp. _______
Alarm Action:  Volts       _______________________________________
               Amps        _______________________________________
               Temperature _______________________________________

Line Drop Compensation: Type   ________________________________
                        Setting _______________________________

Generator Stator Current High Limit _________


                                       C9

System Voltage: Nominal KV _______  Min. _______  Max. _______
Alarm Limits:   Minimum _____________ Maximum ________________
Alarm Action:   Minimum _______________________________________
                Maximum _______________________________________


Other Limitations ___________________________________________________

Misc. Important Information ________________________________________


________________________________________________________________________________


                     Generator Unit Step-Up Transformer Data
                     ---------------------------------------


Station Name  ________________________        Unit No. __________

Unit Step-Up Transformer __________________________

Phase      ________________  Connection _____________   __________

Class      ________________

Rated Capacity    ________ MVA at __________ C Rise
                  ________ MVA at __________ C Rise

Rated Winding Voltage: (Primary) _________ KV
                      (Secondary) _________ KV


                   Available Taps/Impedance (Xt at Rated MVA)
                   ------------------------------------------



Position       Primary KV        Secondary KV        Impedance %      Max. Amps
--------       ----------        ------------        -----------      ---------
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________




                                      C10

Alarm Limits:      KV           _______________________
                   Amps             _______________________
                   MVA              _______________________
                   Temperature      _______________________


Primary Tap Setting        ___________

Secondary Tap Setting  ___________

Voltage Limits (if applicable)      Primary   ____________
                                    Secondary ____________


Loading Limitations (if any)

________________________________________________________________________________
________________________________________________________________________________
__________


                           Auxiliary Transformer Data
                           --------------------------


Station Name  __________________________               Unit No. __________

Auxiliary Transformer ________________ Connection  _______ _______

Class  ________________


Rated Capacity    _______ MVA at __________ C Rise
                  _______ MVA at __________ C Rise

Rated Winding Voltage: (Primary)    _________ KV
                      (Secondary)   _________ KV

                   Available Taps/Impedance (Xt at Rated MVA)



Position       Primary KV        Secondary KV        Impedance %      Max. Amps
--------       ----------        ------------        -----------      ---------
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________
________       __________        ____________        ___________      _________



                                      C11

Alarm Limits:     KV           _______________________
                  Amps             _______________________
                  MVA              _______________________
                  Temperature      _______________________

Primary Tap Setting             ___________

Secondary Tap Setting      ___________

Automatic Tap Changer Range    ______________ to _____________
Volts
          Raise Positions  _____________
          Lower Positions  _____________

Voltage Limits (if applicable)      Primary       High ____________
                                                  Low  ____________
                                    Secondary     High ____________
                                                  Low  ____________

Load at Max. Generation    _________ MW        _________ Amps (Avg)
                           _________ MVAR      _________ Volts

Load at Min. Generation    _________ MW        _________ Amps (Avg)
                           _________ MVAR      _________ Volts


Loading Limitations (if any)

________________________________________
_____________________________________________________________________
____




                                      C12

                       Miscellaneous Information Required
                       ----------------------------------


         1. A copy of the Generator Reactive Capability Curve

         2. A copy of the Generator VEE Curve

         3. A copy of the Generator Saturation Curve

         4. A report of any special Operating Restrictions
            - such as vibration or field problems

         5. A report of any Environmental Restrictions
            - such as SO2 emissions or river flow or temperature

         6. A report of any known limiting facilities







                                      C13

                                   APPENDIX C

                                  ATTACHMENT 2

            APPLICATION FOR PROTECTIVE TAGGING ON LINES OR EQUIPMENT

   Date Submitted _________ W.O. No. ______________ Application No.___________


APPLICANT:
----------

Switch-Hours_____ Date____ Day_____ Finish-Hours A_______ Date______ Day ____

Start-Hours_____  Date____ Day_____ Finish-Hours A_______ Date______ Day ____

Apparatus/Line Requested:____________________________________________________

Location:____________________________________________________________________

_____________________________________________________________________________

Work to be done:_____________________________________________________________

_____________________________________________________________________________

Switches Required:___________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Remarks:_____________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Emergency Clearance Time ___________________ Truck or Phone No. _____________

Tags Placed For ____________________________ Signed__________________________

Can Do The Required Switching? Yes       No    Counter Signed________________

Out of Service Overnight?      Yes       No

________________________________________________________________________________

SYSTEM OPERATOR:
----------------

Switches to be Tagged:_______________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

System Operator Approval (1) ____________________ (2) _______________________

________________________________________________________________________________

Date _______ Clearance @ _______ By __________ Clear @ __________ By ________



Date _______ Clearance @ _______ By __________ Clear @ __________ By ________



Date _______ Clearance @ _______ By __________ Clear @ __________ By ________



Date _______ Clearance @ _______ By __________ Clear @ __________ By ________



Date _______ Clearance @ _______ By __________ Clear @ __________ By ________

                    Application Completed @ ___________ Date _______

Date _______ Time ________ Party Notified _________ By ______ Remarks _______

Date _______ Time ________ Party Notified _________ By ______ Remarks _______

Date _______ Time ________ Party Notified _________ By ______ Remarks _______

Date _______ Time ________ Party Notified _________ By ______ Remarks _______

                                      C14

                                   APPENDIX D

                          System Protection and Control
                          Interconnection Requirements


                                       D1

                                  GPU ENERGY'S

                          SYSTEM PROTECTION AND CONTROL

                          INTERCONNECTION REQUIREMENTS

                           Revised: November 17, 1997


A.       Definitions

         GPU Energy - The trade name used individually and collectively by the three operating electric utilities in the GPU System (i.e., Jersey Central Power and Light Company, Metropolitan Edison Company, and Pennsylvania Electric Company).

         GPU System - The transmission and distribution facilities owned by GPU Energy.

         Generation Facility - A facility for generating electricity which is connected to the GPU system.

         Generation - The electrical energy being produced by: rotating generators driven by steam turbines, internal combustion engines, hydraulic turbines, windmills, etc; fuel cells, photovoltaic or battery arrays with a DC or AC inverter; or any other electric generating device.

         Power Producer - The owner or operator of the Generation Facility.

B.       Objectives

         This document was prepared to assist GPU Energy engineers and Power Producers when planning protection and control requirements for interconnection between GPU Energy and the Generation Facility.

         To ensure all proposed installations are handled uniformly and to minimize the possibility of misinterpreting GPU Energy / /s requirements, this document outlines the minimum protection requirements for the safe and effective operation of this interconnection, and provides technical and administrative guidelines.

C.       General Policy

         The minimum protection requirements stated in this document are intended to achieve the following goals:

         - Insure the safety of the general public and GPU Energy personnel.

         - Minimize the possible damage to the property of the general public, GPU Energy , GPU Energy customers, and neighboring utility systems.

         -        Minimize adverse conditions on the GPU System.

         - Permit the Power Producer to operate its generating equipment in parallel with the GPU System in a safe and reliable manner.


                                       D2

         In order to achieve these goals, certain protective devices (relays, circuit breakers, etc.) must be installed to promptly disconnect the Generating Facilities from the GPU System whenever a fault or abnormality occurs. The determination of what type of protective devices are required depends primarily on three (3) major factors:

         1)       The type and size of the Generation Facility.

         2)       The location of the Generation Facility on the GPU System.

         3)       The manner in which the installation will operate.

         In addition to the protective devices, certain modifications and/or additions may be required to be made to the GPU System due to the addition and/or modification of the Generation Facility. Each request will be handled individually, and the final determination of the protective devices, modifications, and/or additions required will be made by GPU Energy. Any modifications to the GPU Energy distribution or transmission systems necessitated by these changes to the Generation Facility will be specified, purchased, and installed by GPU Energy at the expense of the Power Producer.

         GPU Energy will work with the Power Producer to achieve an installation which meets the requirements of both the Power Producer and GPU Energy.

         GPU Energy cannot assume any responsibility for protection of the Generation Facility's generating equipment, or any portion of the Generation Facility's equipment. The Power Producer is solely responsible for protecting its equipment in such a manner that faults, imbalances or other disturbances on the GPU System do not cause damage to the Generation Facility's equipment.

         It is the responsibility of the Power Producer to comply with all applicable Federal, State, and Local Regulatory Agencies and all electrical and safety codes. Further, the Power Producer may be required, in GPU Energy?s sole and exclusive judgement, to retrofit its interconnection protection systems due to obsolescence, operational problems, enhancements in microprocessor/solid state technology leading to improved sensitivity, modifications to the GPU system or the Generation Facility, and in accordance with the most recently published industry standards and practices.

         Any interconnection of a Generation Facility to the GPU System must not impair the quality and quantity of transmission or distribution service available to its customers, create reliability problems, or interfere with the operation and economic dispatch of power sources in which GPU Energy has entitlement or with GPU Energy?s ability to carry out its obligations under pre-existing agreements.

         A Generation Facility will not be permitted to be connected to the GPU Energy low voltage (< 1 kV) looped network system.

         A GPU Energy controlled disconnecting device is required on the GPU Energy side of all Generation Facility interties.

         A Generation Facility's disconnecting device used to isolate the facility's generation from the GPU System shall be blocked from closing in on a de-energized utility circuit.

         The Power Producer is responsible for properly synchronizing its generation with the GPU System.

D.       Review Process

         In order to process all Power Producer requests in an efficient and con-sistent manner, the following Review Process for Protection Requirements must be followed.

         1.       Preliminary Protection Requirements Review

                  The GPU Energy System Relay and Control Engineering Department will have primary responsibility for


                                       D3
                  the review and comment of all required protection design and associated settings.

                  The following information shall be supplied to GPU Energy :

                  a) Detailed One-Line Diagram of entire Generation Facility system.

                  b)       A potential schematic of Generation Facility.

                  c)       A current schematic of Generation Facility.

                  d)       A control schematic of Generation Facility.

                  e) A connection diagram indicating all external connections to individual components of the protective scheme.

                  f)       A three-line diagram of Generation Facility.

                  g) Instruction manuals for all protective equipment. Component specifications and internal wiring diagrams shall be included if not provided in manuals.

                  h)       All protective equipment ratings.

                  i)       Generator data, complete Attachment 2.

                  j) Equipment specifications and details of transformers, circuit breakers, current transformers, voltage transformers, and any other major equipment or special items.

                  k) Specific setting information on all the Generation Facility's protective relays associated with the generator protection and generator step-up transformer protection or auxiliary transformer protection.

         One set of all the above information is required. GPU Energy may in its discretion require that meeting(s) be held between GPU System Relay and Control Engineering personnel and the Power Producer's Consulting Engineer, Contractor, etc. during this process.


         Upon completion of the Preliminary Protection Requirements Review process, the Power Producer's representative will be notified of any modifications and/or additions, required to the GPU System or to the Generation Facility. The Power Producer's representative shall also be notified by GPU Energy that the Preliminary Protection Requirements Review process is to be accomplished in a timely manner and that it must represent an as accurate as possible determination of protection requirements, however the Power Producer's representative shall be notified that the information submitted will be subject to change modification and/or addition by GPU Energy, in its sole and exclusive discretion.

2.       Final Protection Requirements Review

         The Final Protection Requirements Review process will proceed in the same manner as the Preliminary Protection Requirements Review process outlined in Section D-1 above.

         The information identified in Section D-1, including any modifications and/or additions made by GPU Energy during the Preliminary Protection Requirements Review process, will be required in triplicate. The Instruction manuals for all protective equipment required pursuant to Section D.1.(g) must contain at least one vendor original copy. All information supplied for this review process shall be Final\As-Built submittal information.

         Upon GPU Energy's completion of its initial review of the Power Producer's final submittal, the Power Producer's representative will be notified of any final modifications and/or additions required to the GPU System or to the Generation Facility. Upon the Generation Facility's satisfactory completion, as determined by GPU Energy in its sole and exclusive judgement, of any required final modifications and/or additions, GPU Energy will notify the Power Producer's representative that the Final Protection Requirements Review process has been completed.



                                       D4

E.       Design Consideration

         1.       Automatic Reclosing

                  The need for automatic reclosing modifications is directed towards protection of the GPU System and the equipment of GPU Energy customers from potential damage. It is the Power Producer's responsibility to evaluate the potential effect of GPU Energy's reclosing practices on its generator and to provide suitable protection.

                  GPU Energy normally provides automatic multiple shot reclosing with no intentional time delay on the first shot on all distribution line circuit breakers. Additionally, automatic sectionalizing for faults is provided on the distribution system with electronic and hydraulic reclosers that reclose in approximately 2 seconds following a trip operation. To protect both GPU Energy and GPU Energy customers' equipment from possible damage due to out-of-phase reclosing, the substation distribution line circuit breaker and the line reclosers may have to be modified, at the expense of the Power Producer, with voltage check relays unless the size and characteristics of the generator indicate that immediate reclosing would not be hazardous to the GPU System. These relays will block reclosing until the parallel generation on a line or line section is de-energized.

                  Lines operated at 34.5 kV Delta and above also utilize multi-shot automatic reclosing with the first shot delayed approximately 20 cycles. Reclosing logic for these lines must be modified, at the expense of the Power Producer, to include synchronism checking.

         2.       Protection Requirements

                  Typical protection is illustrated in Appendix A Figures 1 and 2 inclusive.

                  The design of the Isolation and Fault Protection shall be based upon a single failure philosophy, i.e., the failure of any single component shall not render the protection inoperative.

                  Isolation and fault protective relays shall be purchased, installed and owned by the Power Producer. The required fault and isolation protection shall be utility grade and conform to the most recent ANSI Standard C37.90. Only solid state/microprocessor based relay models are acceptable.

                  Isolation Protection

                  All relay settings associated with the Isolation Protection shall be specified by GPU Energy.

                  GPU Energy shall have exclusive control and access to the Isolation Protection.

                  a) Undervoltage (27) with Time Delay (62). Relay to be set at approximately 90% of nominal voltage (108 secondary volts on a 120 volt base). Time delay to be set at approximately 2.0 seconds in order to provide coordination with motor starting and system faults.

                  b) Overvoltage (59) with Time Delay (62). Relay to be set at approximately 110% of nominal voltage (132 secondary volts on a 120 volt base). Time delay to be set at approximately 2.0 seconds to over-ride relay response to transients and external fault clearing which may cause nuisance operations.

                  c) Overfrequency (81O). Relay to be set at 60.5 Hertz with no intentional time delay in its operation.


                                       D5

                  d) Underfrequency (81U) with Time Delay (62). Relay to be set at 57.5 Hertz with a 5.0 second time delay. This setting is necessary in order to coordinate with GPU Energy 's system loadshedding underfrequency relaying. GPU Energy , as a member of the Pennsylvania- New Jersey-Maryland Interconnection
                           (PJM) agreement, has agreed to trip generators connected to its system at a frequency of 57.5 Hertz after a delay of 5.0 seconds. Therefore, the Power Producer must also comply with this agreement. The Power Producer is responsible to insure that setting is compatible with all equipment purchased, installed and operated at the Generation Facility.

                  Fault Protection

                  Generation Facility's fault protection shall coordinate with GPU System protective devices for faults. All fault protection settings are to be specified by the Power Producer and approved by GPU Energy for coordination purposes only.

                  e) Out-of-Step Relaying (21 ZOS). Relays maybe required to isolate the generator from the GPU System during unstable conditions. The need for out-of-step relaying will be based on the results of stability studies. The Power Producer will be responsible for providing the appropriate relay and settings.

                  f) Synchronism Check (25). A synchronism check relay will be required on all breakers that may be used to synchronize the generator to the system. The synchronism check relay shall be capable of being set for an angular difference of 10-60 degrees and have an internal timer function allowing a time delay setting between 0.5-5 seconds. The relay chosen must also have an optional hot-bus dead-line; dead-bus hot-line accessory.

                  g) Non-directional phase overcurrent (50/51), non-directional ground overcurrent (50/51G), and non-directional neutral overcurrent (51N) relays. Where high-side of transformer (GPU System side) is connected to the GPU System via a device other than a fuse, the above mentioned protective relays are required. Current transformers for the 50/51 and 50/51G relays shall be located on the high-side of the transformers protective device (breaker, circuit switcher, etc.) If high-side grounding of the transformer is provided, the 51N relay shall be connected to a current transformer installed in the neutral connection of the transformer.

                  h) Voltage controlled time overcurrent relays (51V). In applications where the Generation Facility is interconnected to GPU Energy's distribution system (34.5 kV Wye and below), voltage - controlled time overcurrent relays must be provided. These relays shall be connected to current transformers located on the generator or its associated breaker. These relays shall receive potential from the generator voltage transformers.

                  i) System backup impedance (21) relay(s). In applications where the Generation Facility is interconnected to GPU Energy's transmission system (34.5 kV Delta and above), an impedance relay must be provided as a backup function to clear faults on the GPU Energy System. This relay(s) shall be connected to current transformers located on the generator or its associated breaker. These relays shall receive potential from the generator voltage transformers. An external timer (0.1 - 5.0 sec) must be provided if not provided internal to the impedance relay design. Time delay will be typically set between 1.0 and 2.0 seconds.

F.       CONTROL SYSTEMS

         The Power Producer has the option to use either an AC or DC control system, as described below.

         1.       AC SYSTEM


                                       D6

                  The AC control system supply must use 60 Hz power derived from the GPU Energy line. The system must be designed to be fail-safe and the failure of any single component must result in a trip of the generator breaker.

                  NOTE: In AC powered schemes, the generator breaker will probably be a contactor. In such cases, a latching contactor is not acceptable. The AC System shall use continuously energized auxiliary relays with contacts arranged to trip the generator circuit breaker whenever the relays drop out. If a molded case circuit breaker (or equal) is used, it must be equipped with an undervoltage trip option.

                  All installations must isolate (trip) the generator in such a manner that:

                                   a manual operation


                                           or

                  a time-delayed automatic synchro-check or voltage

                  check supervised operation

                  is required to close the generator or point-of-contact breaker (contactor) after the GPU Energy source has returned to normal.

                  Under no circumstances is the generator contactor (breaker) to close immediately upon restoration of the GPU Energy source.

                  A white lamp should be provided to monitor the AC source and shall have a nameplate.

         2.       DC SYSTEM

                  This system must use a battery of 48 or 125 VDC to supply tripping energy to the generator circuit breaker.

                  All such installations must isolate (trip) the generator in such a manner that:

                                   a manual operation

                                           or

                  a time-delayed automatic synchro-check or voltage

                  check supervised operation

                  is required to close the generator or point-of-contact breaker (contactor) after the GPU Energy source has returned to normal.

                  Under no circumstances is the generator contactor (breaker) to close immediately upon restoration of the GPU Energy source.

                  An amber or yellow lamp shall provided to monitor the DC source and shall have a nameplate.

G.       TARGETS

         All protective relays shall be equipped with targets that indicate operation. These targets are to be arranged in the


                                       D7
         control circuit to operate only when the associated relays trip the generator or point-of-contact circuit breaker.

H.       REMOTE TERMINAL UNIT (RTU)

         For all Generation Facility installations, a Remote Terminal Unit (RTU) will be purchased and installed by GPU Energy at the expense of the Power Producer. This RTU will utilize the CDC II protocol and provide the necessary point counts required by the Energy Management System
         (EMS) of GPU Energy to operate and monitor the generation and interconnection facilites at the Generation Facility site. Point count will include, but not be limited to, analog, MWH, control, and status.

         The Power Producer will provide an indoor weather controlled location to mount an RTU and supply a four (4) wire data telephone circuit in order for the RTU to communicate with the GPU Energy EMS. Furthermore, a telephone and telephone circuit must be provided in the location of the RTU in order that GPU Energy personnel may communicate with the distribution or transmission operator for installation and maintenance purposes.

         If necessary, provisions shall be made at the bottom of each enclosure to allow all cables to be wired to the RTU. The Power Producer must also supply the power necessary for the RTU. The supply power can be, but not limited to, 125 VDC, 120 VAC, and 48 VDC.

I.       GROUNDING

         Neutral and ground are not to be confused. All current and potential neutrals are to be isolated from all other circuits. Each neutral is to be grounded at one point only. The preferred grounding location will be at the protective relay cabinet, on the internal side of the States links.

J.       WIRING

         All wiring must agree exactly with schematics and wiring drawings.

         All wires must be anchored to the cabinet or bundled when running between devices. Bundling is permitted but all wiring must be traceable. Wiring must be installed so that it can be visually traced and checked. Use of conduit, or equal, wire trough is generally acceptable but must be verified with GPU Energy.

         Wiring shall be installed so as to avoid damage to the cable and its insulation. Movement of the hinged panel shall not damage the cable or its insulation or cause stress to the termination points on the panel or on the door.

         Wiring and device location shall not prevent the removal of any equipment, block access to equipment for inspection and maintenance, nor block spare space in the cabinet.

         All equipment shall be mounted and wired in such a manner that no energized terminals or connections are exposed or accessible to personnel with the hinged relay panel in a closed position.

         Any protective relay not equipped with internal isolation device must be connected through an external test device (i.e., ABB FT-1 or sliding link terminal blocks as determined and approved by GPU Energy .)

         All incoming and outgoing cables/conductors will terminate on sliding link terminal blocks located in the protective relay cabinet.



                                       D8

         Terminal blocks shall be the States Company Type NT or equivalent.

         The incoming side shall have one (1) nut, for mounting incoming cables.

         The internal panel side shall have double nuts for mounting of internal wires and marker tags. Marker tags should carry wire or cable conductor identification.

         Terminal blocks shall be mounted such that the connections and lines are accessible and not blocked by projecting equipment.

         Terminal blocks shall be mounted a minimum of 6" from side walls and adjacent equipment and a minimum of 4" above the bottom of the housing.

         Terminal blocks shall be mounted such that the sliding link:

                  Falls closed when loosened, if mounted in horizontal rows;

                  Moves toward the front of the cabinet when opened, if mounted in vertical rows on side panels;

                  Moves away from the panel centerline when opened, if mounted on the rear panel.

         There shall be a minimum of 10% or 2, whichever is greater, spare terminals included in the cabinet for modifications.

         Pressure type connections with insulated sleeves shall be used.

         Ring tongue lugs which completely encircle the screw or the stud shall be used.

         The crimping tool must be one approved by the Manufacturer for use on the connector.

         No soldered terminals or connections shall be used.

K.       DRAWINGS CONTENT

         1.       One-Line Diagram

                  This drawing shows the functional arrangement, using single line and standard symbol notations (per ANSI 432.2-1970, 41.1-1972) for the following equipment and accompanying information:

                  a) Equipment Names and/or Numerical Designations for all circuit breakers, contactors, switches, transformers, generators, transmission lines, etc., associated with the generation as required by GPU Energy to facilitate switching.

                  b) Power Transformers - Name or designation, nominal KVA, nominal primary, secondary, tertiary


                                       D9
                           voltages, vector diagram, impedance and tap settings.

                  c) Station Service/Operating Transformers - Designate phase(s) connected to, and estimated KVA load.

                  d) Instrument Transformers - Voltage and current, used to supply the Protective Relay cabinet and phase connections.

                  e)       Lightning Arresters/Spill Gaps/Surge Capacitors -
                           Ratings.

                  f)       Capacitor Banks - kvar rating.

                  g) Switches - Indicate status normally open with a (N.O.) and type of operation manual or motor.

                  h) Safety Switch - Continuous ampere and interrupting ratings.

                  I) Circuit Breakers and/or Contactors - Interrupting rating, continuous rating, operating times.

                  j) Generator(s) - Include type, connection, KVA, voltage, current, rpm, PF, etc.

                  k) Point of interconnection to the GPU System and phase identification.

                  l)       Fuses - Size, type location.

                  m)       Grounding.

                  n) Relay Nomenclature - A "1" outside a relay function shall indicate a single phase relay and a "3" shall indicate a three phase relay or three individual relays.

         2.       Control Schematic

                  Control schematics are to be functionally complete schematics. They shall be as simple and uncluttered as possible, and shall contain the following information:

                  a) Terminal designation of all devices - relay coils and contacts, switches, transducers, etc. If a device is not supplied with terminal numbers, the cabinet supplier shall number the device terminals clearly and use those numbers on all drawings.

                  b) Relay functional designation - per latest ANSI Standard. The same functional designation shall be used on all drawings showing the relay.

                  c) Complete relay type, manufacturer, style number, and relay range.

                  d) Numbers or wire designations for all cable connections.



                                      D10

                  e) Switch contacts shall be referenced to the switch development if development is shown on a separate drawing.

                  f) Switch developments and escutcheons shall be shown on the drawing where the majority of contacts are used. Where contacts of a switch are used on a separate drawing, that drawing shall be referenced adjacent to the contacts in the switch development. Any contacts not used shall be referenced as spare. All switch developments shall include the manufacturer name, complete style number and notations indicating spring return to normal operation, when appropriate.

                  g) All switch contacts are to be shown open with each labeled to indicate the positions in which the contact will be closed.

                  h) Explanatory notes defining switch coordination and adjustment where misadjustment could result in equipment failure or safety hazard.

                  i) Auxiliary relay contacts shall be referenced to the coil location drawing if coil is shown on a separate drawing. All contacts of auxiliary relays must be shown and the appropriate drawing referenced adjacent to the respective contacts.

                  j) Device auxiliary switches (circuit breakers, contactor) must be referenced to the drawing where they are used.

                  k) Any interlocks electromechanical, key, etc., associated with the generation.

                  l) Ranges of all timers, and setting if dictated by control logic.

                  m) All target ratings (on dual ratings underline the appropriate tap setting).

                  n) Complete internal for all protective relays. Solid-state relays may be shown as a "black box" but manufacturers instruction book number shall be referenced, and terminal connections shown.

                  o) Isolation points (States links or FT-1 blocks) including terminal identification.

                  p) All circuit elements and components, with device designation, rating and setting where applicable. Coil voltage is shown only if different from nominal control voltage.

                  q)       Size, type, rating and designation of all fuses.

         3.       Current Schematic

                  NOTE: This drawing is a primary three line and shall contain the following information:

                  a) Relay functional designation per latest ANSI Standard. The same functional designation shall be used on all drawings showing the relay.



                                      D11

                  b) Terminal designations of all devices - relay coils and contacts, switches, transducers, etc.

                  c) Numbers or wire designations for all cable connections.

                  d) Phases shall be designated as A, B, C, N and rotation (sequence) indicated as ABC or CBA.

                  e) Switch developments and escutcheons shall be shown on the drawing where the majority of contacts are used. Where contacts of a switch are used on a separate drawing, that drawing shall be referenced adjacent to the contacts in the switch development. Any contacts not used shall be referenced as spare. All switch developments shall include the manufacturer name, complete style number and notations indicating spring return to normal operation, where appropriate.

                  f) Auxiliary relay contacts shall be referenced to the coil location drawing if coil is shown on a separate drawing. Switch contacts shall be referenced to the switch development drawing if development is shown on a separate drawing.

                  g) Current transformers (CT) - polarity marks, rating, tap, ratio and connection.

                  h) Auxiliary CT ratios, connection, winding current rating and arrows to indicate assumed current flow.

                  I)       Grounding of cables, CT's, etc.

                  j)       Isolating points (States links, test switches, etc.).

                  k) Complete relay type, manufacturer, style number and relay range.

                  l) All circuit elements and components, with device designation, size, rating and setting where applicable.

         4.       Potential Schematic

                  This drawing is a primary three line schematic with only switching devices shown and shall contain the following information:

                  a) Terminal designations of all devices - relay coils and contacts, switches, transducers, etc.

                  b) Relay functional designation - per latest ANSI Standard. The same functional designation shall be used on all drawings showing the relay.

                  c) Complete relay type, manufacturer, style number and relay range.

                  d) Numbers or wires designations for all cable connections.

                  e) Phases shall be designated as A, B, C, N and rotation (sequence) indicated as ABC or CBA.

                                      D12

                  f) Auxiliary relay contacts shall be referenced to the coil location drawing if coil is shown on a separate drawing. All contacts of auxiliary relays shall be shown with each referenced to the appropriate drawing.

                  g) Switch developments and escutcheons shall be shown on the drawing where the majority of contacts are used. Where contacts of a switch are used on a separate drawing, that drawing must be referenced adjacent to the contacts in the switch development. Any contacts not used shall be referenced as spare. All switch developments shall include the manufacturer name, complete style number and notations indicating spring return to normal operation, when appropriate.

                  h) Switch contacts shall be referenced to the switch development drawing if development is shown on a separate drawing.

                  I) All switch contacts are to be shown in the open position, and labeled to indicate closed position(s).

                  j) Explanatory notes defining switch coordination and adjustment where misadjustment could result in equipment failure.

                  k) Ranges of all timers, and setting if dictated by control logic.

                  l)       Isolating points (States links, test switches, etc.).

                  m)       Grounding of cables, VTs, etc.

                  n) Potential transformers (PTs, VTs), nameplate ratio, polarity marks, rating, primary and secondary connections.

                  o) All circuit elements and components, with device designation, rating and setting where applicable. Coil voltage is shown for all auxiliary relays.

                  p)       Size, type, designations of all fuses.

         5.       Panel Wiring Drawing

                  NOTE: Wiring diagrams shall follow the physical equipment
                        layout. The following equipment must be identified on this drawing.

                  a) Front view sketch with functional designation and device type for all components and nameplates.

                  b) External cables, wire designations (number, destination and drawing number). Each wire designation shall be unique.

                  c)       Terminal block location and number.

                  d) Equipment identification - functional designation and device wiring designation (ratings shall appear


                                      D13
                           by components only when required for specific identification and clarity).

                  e) Reference to relay internals, schematic, and Instruction Book(s).

                  f) Current transformer tap ratio tables where applicable.

                  g)       Ground bus and connections.

                  h)       Current circuits must be identified with asterisks.

                  i)       Reference to switch developments.

                  j) Complete panel wiring details for all equipment included on panel.

                  k) When external devices are connected to the protective relaying cabinet, wiring drawings must be supplied for those devices.

         6.       Three-Line Diagram

                  This drawing must include all the equipment shown on the one line diagram and all information necessary for correct phasing.

                  a) Phases shall be designated as A, B, C, N and rotation (sequence) indicated as ABC or CBA.

                  b) Both GPU Energy and Generation Facility phase designations, rotation (sequence), as well as necessary interconnections shall be designated.

                  c) Terminal numbers shall be identified for all primary equipment (i.e., breakers, transformers, generators, etc.) shown on the one-line diagram.

                  d) Bushing designations shall be identified for all circuit breakers and transformers.

L.       PROTECTIVE RELAY TEST REQUIREMENTS

         1. Commissioning as well as periodic and functional testing of required fault protection (21 ZOS, 25, 50/51, 50/51G, 51N, 51V, 21, 62, 27, 59, 81, etc.) shall be performed and documented by the Power Producer at intervals specified by GPU Energy and to specifications established by the manufacturer.

                  All required testing of the fault protection shall be performed and certified by a qualified testing organization acceptable to GPU Energy. See Attachment 3.

                  A maintenance and test log will be developed and maintained by the Power Producer. This log will detail all maintenance information recommended by the manufacturers and then instruction manuals. This log will contain specific information pertinent to the equipment maintained, e.g. location, manufacturer, year, type, serial number, date and type of test (functional trip test calibration test results, etc.) and any corrective


                                      D14
                  action taken due to test/maintenance findings. This log shall be available for inspection by GPU Energy at any reasonable time. Each year, a letter indicating that all required testing and maintenance has been completed with acceptable results shall be submitted to GPU Energy. GPU Energy has the right upon request to inspect all required protective equipment associated with the Generation Facility's interconnection(s).

         2. GPU Energy shall reserve the right to specify settings of all isolation devices which are part of the Generation Facility's system.

         3. GPU Energy shall require initial inspection and testing as well as subsequent inspection and testing of the Generating Facilty's isolation and fault protection systems (27-62, 59-62, 81o, 81u-62, etc.) at the Generation Facility's expense on an annual basis. All required testing shall be performed and certified by a qualified testing organization acceptable to GPU Energy (Attachment 3). GPU Energy reserves the right to observe any tests performed. Maintenance of these systems must be performed and documented by the Power Producer at specified intervals to the satisfaction of GPU Energy. GPU Energy shall reserve the right to disconnect the Generation Facility and/or the cogeneration equipment from the GPU system for failure to comply with these inspections, testing and maintenance requirements.

M.       FINAL INTERCONNECTION APPROVAL

         Final interconnection approval will be given upon:

         1. Positive engineering review of the Generation Facility's Electrical Plans (See Section C2).

         2. Receipt of all information required in Section C1 in triplicate.

         3. Written certification from an approved relay testing organization (Attachment 3) that all fault protection relays have been successfully acceptance tested, commissioned, set, and functionally trip tested.

         4. Settings, acceptance testing, commissioning and functional trip testing of all Isolation Protection Relays shall have been successfully completed by the relay testing organization and approved by GPU Energy.





                                      D15

                                  Attachment 1

                             PROTECTION REQUIREMENTS











Figure

1  Generation Connected to System Voltages 34.5 kV Wye and Below


2 Generation Connected to System Voltages 34.5 kV Delta and Above with Wye-Wye and Delta-Wye Transformer Connections

3  Generation Connected to System Voltages 34.5 kv Delta and Above with
         Wye-Delta and Delta-Delta Transformer Connections









                                      D16

                   GENERATION CONNECTED TO SYSTEM VOLTAGES
                         [FIGURE 1 GRAPHIC OMITTED]







                                      D17

                   GENERATION CONNECTED TO SYSTEM VOLTAGES
                           [FIGURE 2 GRAPHIC OMITTED]








                                      D18

                   GENERATION CONNECTED TO SYSTEM VOLTAGES
                           [FIGURE 3 GRAPHIC OMITTED]









                                      D19

                                                                    Attachment 2

                                 GENERATOR DATA
                           FOR STABILITY CALCULATIONS


 Machine MVA base for each machine:       ____________

                                          ____________

                                          ____________



 Step-up transformer percent impedance and MVA base

      __________ % R + J       __________ % X       ____________ MVA

      __________ % R + J       __________ % X       ____________ MVA

| Value* |              Description (for each machine)
|________|________________________________________________________________________________________________________
|        |
|________|  T'do (sec. 0)
|        |
|________|  T'do (sec. 0)
|        |
|________|  T'qo (sec. 0)
|        |
|________|  T"qo (sec. 0)
|        |
|________|  Inertia H         Total Shaft Inertia (Turbine, exciter, generator)
|        |
|________|  Speed Damping D        If unavailable, program defaults to 0.0
|        |
|________|  Xd                                                |-----------------------------------------|
|        |                                                    |        Excitation System                |
|________|  Xq                                                |        -----------------                |
|        |                                                    |                                         |
|________|  X'd                                               |  Brand Name_______________________      |
|        |                                                    |                                         |
|________|  X'q                                               |                                         |
|        |                                                    |   Type______________________________    |
|________|  X"d = X"q                                         |                                         |
|        |                                                    ------------------------------------------
|________|  X1       If unavailable, program defaults to 0.05Xd
|        |
|________|  S(1.0)   Saturation values 1.0 p.u. voltage; if unavailable, program defaults to 0.11
|        |
|________|  S(1.2)  Saturation values 1.2 p.u. voltage; if unavailable, program defaults to 0.48
|        |
|________|

* Xd, Xq, X'd, X'q, X"d, X"q, X1, H, and D are in p.u. machine base.

  X"q must be equal to X"d.




                                      D20

                                                                    Attachment 3



                      ACCEPTED RELAY TESTING ORGANIZATIONS

                                   GPU Energy



         ABB Power T&D Company
         One Bala Plaza
         Bala Cynwyd, Pennsylvania  10994


         Doble Engineering Company
         85 Walnut Street
         Watertown, Massachusetts  02172


         General Electric Company
         205 Great Valley Parkway
         Malvern, Pennsylvania  19355


         GPU Energy Company
         2800 Pottsville Pike
         Post Office Box 16001
         Reading, PA 19640-0001


         MET Electrical Testing Company, Inc.
         916 W. Patapsco Avenue
         Baltimore, Maryland  21230


         Multi-Amp Corporation
         4271 Bronze Way
         Dallas, Texas  75237




Addresses identified above are GPU Energy's regional contacts for relay testing services. Other regional contacts may be more appropriate for the consulting engineer.






                                      D21

                                   REFERENCES




1. Guide for Interconnection Requirements and Parallel Operation of Customer-Owned Generation Georgia Power Company - Electric Operations Bulletin No. 51



2. Protection Requirements for Parallel Operation of Non-Utility Generation, Pennsylvania Power & Light Company - Revision #5 dated June 20, 1988







                                      D22

                                   APPENDIX E




                     INTERCONNECTION INSTALLATION AGREEMENT
                                     BETWEEN

                           METROPOLITAN EDISON COMPANY
                                d/b/a GPU ENERGY


                                       AND


                              AES IRONWOOD, L.L.C.

                                TABLE OF CONTENTS


    ARTICLE                    TITLE OF ARTICLE                         PAGE NO.
    -------                    ----------------                         --------

      I                    Scope of Work                                   E2

      II                   Schedule of Work                                E2

      III                  Payment                                         E2

      IV                   Bonus/Liquidated Damages                        E3

      V                    General Provisions                              E5

      VI                   Notices                                         E5

      VII                  Authorization for Changes and Approvals         E5

      VIII                 Entire Agreement                                E6



Attachment I               Scope of Work
Attachment II              Schedule of Work
Attachment III             General Provisions

                     INTERCONNECTION INSTALLATION AGREEMENT


         THIS AGREEMENT ("Installation Agreement"), entered into the ______ day of ____________, 19_____, between Metropolitan Edison Company d/b/a GPU Energy, (hereinafter referred to as the "Company") and AES Ironwood, L.L.C., (hereinafter referred to as "Power Producer"), collectively "Parties".

                                    RECITALS

         WHEREAS, Power Producer desires to build the Ironwood power plant and interconnect with the Transmission System; and

         WHEREAS, the Company is willing to design, furnish, install and own certain facilities required to interconnect Power Producer's Facility with the Transmission System, as more fully defined and described in the Generation Facility Transmission Interconnection Agreement between the Parties ("Company Interconnection Facilities").

         WHEREAS, Power Producer has placed a high priority on the Schedule of Work and desires that the Company accept Bonus/Liquidated Damages provisions relating to this Installation Agreement.

         WHEREAS, the Company is willing to accept Bonus/Liquidated Damages provisions relating to this Installation Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, covenants, promises and agreements hereinafter set forth, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:





                                       E1

ARTICLE I - SCOPE OF WORK

         The Company shall, in accordance with the provisions set forth herein, provide all labor, supervision, materials and equipment necessary to perform the interconnection installation as more fully described in Attachment I, attached hereto and made a part hereof, entitled "Scope of Work".

ARTICLE II - SCHEDULE OF WORK

         The Company shall use reasonable efforts to perform the Scope of Work on a timely basis in accordance with the schedule set forth in Attachment II, which is attached hereto and made a part hereof, entitled "Schedule of Work".

ARTICLE III - PAYMENT

         Power Producer shall pay the Company for the actual costs of all services performed by the Company, as specified in Attachment I - Scope of Work. Costs shall include, but not be limited to, all labor charges, expenses, materials and equipment charges, subcontractor costs, overheads and all applicable permits, fees and sales, use or any other taxes.

         Power Producer shall provide an advanced payment of $1,500,000.00 at the time this Installation Agreement is executed. This amount shall be used by the Company during the execution of the work first to offset AFUDC charges, then to offset the final invoiced costs.

         The Company shall submit monthly invoices for work performed. Each invoice shall include supporting documentation and shall state the dates of performance covered by the


                                       E2
invoice. Invoices in the final stages of the project will be adjusted to credit for the application of advance payment.

         Terms of payment shall be Net 30 days from the date of invoice issuance. Interest shall be assessed on payments received after their due date at the interest rate applied to prime commercial loans then in effect at the main office of Citibank N.A., located in New York, N.Y. or its successor, calculated from the due date to the date of payment.

         Power Producer may, at any time, assign its payment obligations hereunder to the purchaser of the output of the Ironwood facility. Power Producer shall provide the Company with such notice of such assignment, identifying the assignee. Following receipt of such notice, the Company shall direct its invoices under this Installation Agreement to the assignee with a copy to Power Producer. No such assignment, however, shall release or in any way discharge Power Producer from the performance of its obligations (including any or all payment obligations) under this Installation Agreement.

ARTICLE IV - BONUS/LIQUIDATED DAMAGES

         If the actual completion date for Phase 1 varies from the date shown in the Schedule of Work Attachment II, the following provisions shall apply:

         1. If the actual completion date is later than the scheduled completion date, the Company will pay Power Producer Liquidated Damages in the amount of $5,000.00 per day for each day by which the Phase 1 work is not complete for up to and including 42 days delay (August 11, 2000).

         2. If the actual completion date is earlier than the scheduled completion date, Power Producer will pay the Company a Bonus for early completion in the amount of $5,000.00 per day for each day by which the Phase 1 work is completed early, for up to and including 30 days early


                                       E3

(May 31, 2000). It is understood by the Parties that the Company will utilize overtime from time to time during the installation of the Interconnection Facilities for the purpose of properly scheduling the work. Examples of this are the use of overtime when working in active substations as required to minimize the duration of substation outages or to complete work activities which are better completed in one day rather than extending the work into a second day. It is also understood by the parties that overtime is not intended to be used purely for the benefit of accelerating schedule to achieve the Bonus. If overtime is used for this purpose, the premium portion of overtime cost will be deducted from the Bonus amount.


         If it becomes apparent at any time that the Company will not complete the Phase 1 work within 42 days after the scheduled completion date, and the Company cannot within 30 days (of the delay becoming known) propose a recovery plan reasonably acceptable to Power Producer, then Power Producer shall have step in rights to complete the work in accordance with Company's specifications and pursuant to Good Utility Practice, provided that Power Producer can demonstrate that they could complete more quickly than the Company.

         In further consideration of agreement to the Bonus/Liquidated Damages provisions above and to an earlier agreement that the Company would proceed with engineering before execution of the Installation Agreement and set the completion date for Phase 1 work at June 30, 2000, Power Producer will pay the Company for the work undertaken by the Company prior to December 17, 1998 in the amount of $40,000. This payment shall be due within 30 days of signing this Installation Agreement.



                                       E4

ARTICLE V - GENERAL PROVISIONS

         The terms and conditions contained in Attachment III, attached hereto and made part hereof, entitled "General Provisions", dated March 18, 1999 shall apply to all services performed under this Installation Agreement.

ARTICLE VI - NOTICES

         Any notice required under this Installation Agreement shall be deemed to have been given at the time it is received in writing by the party being notified. The designees authorized to give and receive such notices are as follows:

       1. The Company designees authorized to give and receive such notices are as follows:

                  Bradley J. Breidinger
                  Manager - Transmission Investment Planning
                  2800 Pottsville Pike
                  Reading, PA 19605
                  Or Post Office Box 16001
                  Reading, PA 19604-0001

       2. The Power Producer designees authorized to give and receive such notices are as follows:

                  Patricia Rollin
                  Vice President
                  AES Ironwood, L.L.C.
                  1001 North 19th Street
                  Arlington, VA  22209

ARTICLE VII - AUTHORIZATION FOR CHANGES AND APPROVALS

         A. This Installation Agreement may not be amended or modified except by a written instrument signed by each of the Parties hereto.



                                       E5

         B. The Company designated representatives listed below are the only persons authorized to bind the Company under this Installation Agreement, including any written direction or amendment hereto:

                  Robert S. Zechman
                  VP - Engineering & Operations

ARTICLE VIII - ENTIRE AGREEMENT

         This Installation Agreement, together with that certain Generation Facility Transmission Interconnection Agreement between the Parties of even date herewith, constitute the entire agreement between the Company and the Power Producer with respect to the performance by the Parties of the interconnection installation described herein. They supersede all prior or contemporaneous communications, representations, or agreements, representations, statements, or agreements other than those herein expressed, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements, or agreements other than those herein expressed.





                                       E6

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by the undersigned thereunto duly authorized as of the date first written above.



                                             METROPOLITAN EDISON COMPANY
WITNESS:                                     d/b/a GPU ENERGY


By: /s/ William C. Matthews                   By: /s/ R. S. Zechman
   -----------------------------                 -----------------------------

Title:                                       Title:  Vice-President
      --------------------------                   ---------------------------

Date:                                        Date: March 23, 1999
     ---------------------------                  ----------------------------





WITNESS:                                     AES Ironwood, Inc.


By:  /s/ Alicia Slinn                        By: /s/ Patricia L. Rollin
   -----------------------------                 -----------------------------

Title: Administrative Assistant              Title: Vice President
      --------------------------                   ---------------------------

Date: March 23, 1999                         Date: March 23, 1999
     ---------------------------                  ----------------------------






                                       E7

                                                                    Attachment I
                                                                          Page 1


                     INTERCONNECTION INSTALLATION AGREEMENT
                                  SCOPE OF WORK



Services to be performed by the Company:



The Company will provide all labor, supervision, materials, equipment and tools needed to design, furnish and install the Company Interconnection Facilities for the AES Ironwood project. It is understood by the Parties, additional items for interconnection and reinforcement may be identified, the interconnection configuration may change, and the actual costs will differ from the estimated costs shown below. In addition, it is understood by the Parties that the Power Producer will pay for all actual costs incurred by the Company under this Installation Agreement.


                                                             Estimated Amount
Item                Project Description                     Reimbursable by AES
----                -------------------                     -------------------

  1       230kV Line Tap & In/Out                                  $150,000
  2       GPU Bus at AES                                         $1,791,000
  3       Tap of 1071 to 1001                                       $36,000
  4       Replace 76-1 Line Drop Loops at Fifth & Green
          (0.84 miles of 69kV)                                     $400,000
  5       S. Lebanon Sub 230kV Breaker, Terminals & Relaying       $499,000
  6       N. Hershey Sub Relaying                                   $84,000
  7       Lyons Sub 230 kV Breaker and Relaying                    $619,000
  8       Middletown Jct. Sub Relaying                              $62,000
  9       S. Reading Sub Relaying                                   $62,000

       Sub Total                                                 $3,703,000

       Return (8.69% of Items 1 through 9)                         $322,000

       Total                                                     $4,025,000

                                                                   Attachment II
                                                                          Page 1



                     INTERCONNECTION INSTALLATION AGREEMENT
                                SCHEDULE OF WORK


Power Producer Commitments:


                  Provide the area for the GPU Substation in a final subgrade condition ready for the start of construction plus provide an easement and continuous access to that area and the area over which the transmission line travels to the edge of the existing GPU right-of-way.

                                                                                       July 1, 1999

                  Note: Any delay in meeting the above date will delay the Company in meeting their commitment dates on a day-for-day basis.


GPU Energy Commitments:

Phase 1:

                  Provide those Company Interconnection Facilities
                  necessary to permit the Power Producer to energize the
                  switchyard and commence commissioning of
                  the Facility.                                                        June 30, 2000

Phase 2:

                  Complete all remaining Company Interconnection
                  Facilities necessary to interconnect Power Producer with
                  the Transmission System.                                             August 31, 2000


                                                                  Attachment III
                                                                          Page 1

                                                            Dated March 18, 1999



                     INTERCONNECTION INSTALLATION AGREEMENT
                               GENERAL PROVISIONS



INSURANCE

         The Company shall, at its sole expense, obtain and maintain in effect at all times on and after the date hereof the insurance described below, with insurers reasonably acceptable to Power Producer, and shall provide Power Producer with evidence of such insurance upon request. All insurance policies identified herein, except Worker's Compensation Insurance, shall name the Power Producer as an additional insured:

         (a) workers' compensation insurance in forms and within statutory limits and employer's liability with limits of not less than $1,000,000;

         (b) comprehensive general liability insurance (excluding automobile liability) covering personal injury and property damage to third parties and having a limit of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate; and

         (c) automobile liability insurance covering owned and leased vehicles used in the performance of services pursuant to this Installation Agreement, covering personal injury and property damage to third parties, with a limit of not less than $1,000,000 per occurrence.

LIMITATION OF LIABILITY

A. Notwithstanding any other provisions of this Installation Agreement, in no event shall the Company nor its respective officers, directors, partners, agents, employees or Affiliates, be liable to the Power Producer or its Affiliates, officers, directors, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect or consequential damages of any nature connected with or resulting from performance or non-performance of this Installation Agreement, including without limitation, claims in the nature of lost revenues, income or profits or losses, damages or liabilities under any financing, lending, construction, or maintenance contracts, agreements or arrangements to which the Power Producer may be party irrespective of whether such claims are based on warranty, negligence, strict liability, contract, or operational loss or otherwise. Provisions of this Section A shall survive the termination, cancellation, suspension or completion or expiration of this Installation Agreement.

B. The total liability of the Company under this Installation Agreement for all claims of any kind, whether based on contract, indemnity, warranty, tort (including negligence), strict liability, duty to warn, or otherwise, for all damages or losses relating to or resulting from the performance of services by the Company pursuant to this Installation Agreement, or the performance of or failure to perform the services described more fully under the Scope of

                                                                  Attachment III
                                                                          Page 2

         Work within this Installation Agreement is limited to the amount of money paid to the date of the claim. For purposes of this Installation Agreement the Company includes Metropolitan Edison Company, its parent and affiliates and officers, directors, employees, representatives, associates, agents, successors and assigns of all such companies. Also, the remedies expressed in this Installation Agreement are the only remedies for any claims made in connection with this Installation Agreement.

C. The provisions of this paragraph and any other provisions of this Installation Agreement providing for limitation of or protection against liability shall apply to the full extent permitted by law.

D. The provisions of this paragraph and any other provisions of this Installation Agreement providing for limitation of or protection against liabilities between the Parties hereto shall survive termination of this agreement or completion of the work as described herein.

GRATUITIES

         The Company prohibits their employees from using their official position for personal financial gain, or from accepting any personal advantage from anyone under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their official duties. Power Producer or its employees shall not, under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their duties, extend any gratuity or special favor to employees of the Company.

CLAIMS/DISPUTES/GOVERNING LAWS

A. Any claim or dispute which either party may have against the other party, arising out of this Installation Agreement or the Scope of Work, shall be presented by the claimant in writing to the other party no later than Thirty (30) Days after circumstances which give rise to the claim or dispute have taken place. The claim or dispute shall contain a concise statement of the question or dispute, together with relevant facts and data to fully support the claims.

B. In the event of any such claim or dispute, the Parties shall use their best effort to resolve the claim or dispute, initially, through good faith negotiations or upon the failure of such negotiations, through Alternative Dispute Resolution (ADR) techniques in accordance with the Model Procedure for Mediation of Business Disputes as published by the Center for Public Resources; provided however, that nothing therein contained shall prohibit either party from terminating its participation in ADR during any stage of ADR or if either party believes that the dispute is not suitable for ADR techniques or if such techniques do not produce results satisfactory to the Parties from proceeding in accordance with Paragraph C hereof.

                                                                  Attachment III
                                                                          Page 3

C. If any claim or dispute arising hereunder is not resolved in accordance with Paragraph B above, either party may, upon giving the other party at least ten (10) days prior written notice, initiate litigation to submit such claims or disputes for decision by a court of competent jurisdiction of the Commonwealth of Pennsylvania in accordance with and governed by the laws of Pennsylvania.

ACCESS

         The Power Producer will allow access to any premises under the Power Producer's immediate control and obtain appropriate permission to allow the Company's employees or subcontractor's access to premises not under the Power Producer's control that the Company finds necessary to access in order to perform the services more fully described herein.

WORKMANSHIP

A. The Company represents to the Power Producer that it will perform the services as described in this agreement, in a good and workmanlike manner and in accordance with all applicable laws, rules, regulations, orders and policies.

B. POWER PRODUCER ACKNOWLEDGES THAT THERE ARE NO IMPLIED WARRANTIES FROM THE COMPANY AND/OR WAIVES ANY WARRANTIES THAT MAY ARISE BY OPERATION OF LAW, CUSTOM, USAGE, INCLUDING AMONG OTHER THINGS, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

C. Damages resulting from any and all causes whatsoever, including but not limited to, breach of contract, breach of warranty, negligence, or strict product liability, will be exclusively limited to this paragraph and the Limitation of Liability paragraph contained herein.